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Filed pursuant to Rule 424(b)(5)
Registration No. 333-220305

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and neither we nor the underwriters named herein are soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 13, 2019

PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated September 21, 2017)

$20,000,000

Common Stock

        We are selling            shares of our common stock. Our shares trade on the Nasdaq Capital Market under the symbol "ITI." On June 12, 2019, the last reported sale price of our common stock on the Nasdaq Capital Market was $5.24 per share.

        The net proceeds from this offering will be used to fund, in part, the contemplated acquisition of Albeck Gerken, Inc. See "Prospectus Supplement Summary—Acquisition of Albeck Gerken, Inc." and "Use of Proceeds" in this prospectus supplement for more information regarding the contemplated acquisition. This offering is not contingent upon the completion of our acquisition of Albeck Gerken, Inc.

        INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE RISK FACTORS DESCRIBED IN THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING BASE PROSPECTUS AND IN THE DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS SUPPLEMENT. SEE "RISK FACTORS" BEGINNING ON PAGE S-6 OF THIS PROSPECTUS SUPPLEMENT.

	Per Share	Total

Public Offering Price	$	$

Underwriting Discounts and Commissions(1)	$	$

Proceeds to Iteris (before expenses)	$	$

(1)
See "Underwriting" for a description of all underwriting compensation payable in connection with this offering.

        Our CEO and one of our directors intend to purchase up to an aggregate of            shares of common stock to be sold in this offering at the public offering price and on the same terms as the other purchasers in this offering. See "Underwriting."

        We have granted the underwriters an option for a period of 30 days to purchase up to an aggregate of            additional shares of common stock at the public offering price. If the underwriters exercise this option, the underwriters will be obligated, subject to certain conditions, to purchase such number of additional shares as determined by the underwriters. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable by us will be $            , and the total proceeds to Iteris, before expenses, will be $            .

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

        The underwriters expect to deliver the shares on or about June     , 2019.

Sole Bookrunning Manager

B. RILEY FBR

Lead Manager

Northland Capital Markets

Co-Managers

Craig-Hallum Capital Group	Dougherty & Company LLC

The date of this prospectus supplement is June     , 2019

Prospectus Supplement

Prospectus

i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This prospectus supplement is a supplement to the accompanying base prospectus dated September 21, 2017 that is also a part of this document. This prospectus supplement and the accompanying base prospectus are part of a registration statement that we have filed with the Securities and Exchange Commission, or SEC, utilizing a "shelf" registration process. Under the shelf registration process, from time to time, we may sell any of the securities described in the accompanying base prospectus in one or more offerings. In this prospectus supplement, we provide you with specific information about this offering. This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein include important information about us, our common stock and other information you should know before investing in our common stock. This prospectus supplement also adds, updates and changes information contained in the accompanying base prospectus. You should read both this prospectus supplement and the accompanying base prospectus as well as the additional information described in this prospectus supplement under the headings "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference" before investing in our common stock. To the extent that any statement that we make in this prospectus supplement is inconsistent with the statements made in the accompanying base prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, the statements made in the accompanying base prospectus, or such an earlier filing, as applicable, are deemed modified or superseded by the statements made in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying base prospectus—the statement having the later date modifies or supersedes the earlier statement.

        You should rely only on the information contained or incorporated by reference in this prospectus supplement, in the accompanying base prospectus, in any other prospectus supplement and in any free writing prospectus filed by us with the SEC. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference is accurate only as of each of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. To the extent that any statement that we make in this prospectus supplement differs from or is inconsistent with statements made in the accompanying base prospectus or any documents incorporated by reference therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying base prospectus and such documents incorporated by reference therein.

        We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

        For purposes of this prospectus, references to the terms "Iteris," the "Company," "we," "us" and "our" refer to Iteris, Inc. collectively with its wholly-owned subsidiary, ClearAg, Inc., unless the context otherwise requires.

        This prospectus and the information incorporated by reference herein and therein include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus are the property of their respective owners.

ii

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights information contained elsewhere or incorporated by reference into this prospectus supplement and accompanying prospectus. This summary does not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire prospectus supplement and the accompanying prospectus, including the "Risk Factors" section in this prospectus supplement and the accompanying prospectus, as well as the financial statements and the other information incorporated by reference herein before making an investment decision.

Overview

        Iteris is a provider of essential applied informatics that enable smart transportation and digital agriculture. Municipalities, government agencies, crop science companies, agriculture service providers and other agribusinesses use our solutions to make roads safer and travel more efficient, as well as farmlands more sustainable, healthy and productive.

        As a pioneer in intelligent transportation systems ("ITS") technology for more than two decades, our intellectual property, products, software-as-a-service ("SaaS") offerings and weather forecasting systems offer a comprehensive range of ITS solutions to our customers throughout the U.S. and internationally.

        In the digital agriculture market, we have combined our intellectual property with enhanced atmospheric, land surface and agronomic modeling techniques to offer smart content and analytic solutions that provide analytical support to large enterprises in the agriculture industry, such as seed and crop protection companies, integrated food companies, and agricultural equipment manufacturers and service providers.

        We believe our products, solutions and services improve and safely optimize mobility within our communities, while minimizing environmental impact on roads and lands. We continue to make significant investments to leverage our existing technologies and further expand both our advanced detection sensors and performance analytics systems in the transportation infrastructure market, while supporting the agriculture market with our smart content and digital agriculture platform, and always exploring strategic alternatives intended to optimize the value of all of our businesses.

Products and Services of the Company

        We currently operate in three reporting segments: Roadway Sensors, Transportation Systems, and Agriculture and Weather Analytics.

  Roadway Sensors

        Our Roadway Sensors segment provides various advanced detection sensors and systems for traffic intersection management, communication systems and roadway traffic data collection applications. Our Roadway Sensors products include, among others, Vantage, VantageLive!, Vantage Next®, VantagePegasus, VantageRadius, Vantage Vector, Velocity, SmartCycle, SmartCycle Bike Indicator, SmartSpan, VersiCam, PedTrax and P-Series products.

  •
  Our Vantage detection systems detect vehicle presence at intersections, as well as vehicle count, speed and other traffic data used in traffic management systems. Our Vantage systems give traffic managers the tools to mitigate roadway congestion by visualizing and analyzing traffic patterns allowing them to modify traffic signal timing to improve traffic flow.

  •
  Our Vantage Vector video/radar hybrid product is an all-in-one detection sensor with a wide range of capabilities, including stop bar and advanced zone detection, which enable advanced safety and adaptive control applications.

  •
  VantageLive! is a cloud-based platform that allows users to collect, process and analyze advanced intersection data, as well as to view and understand intersection activity.

  •
  Our Vantage systems are available with SmartCycle capability, which can effectively differentiate between bicycles and other vehicles with a single video detection camera, enabling more efficient signalized intersections, improved traffic throughput and increased bicyclist safety. Our Vantage systems are also available with the PedTrax capability, which provides bi-directional counting and speed tracking of pedestrians within the crosswalk to help improve signal timing efficiency, as well as providing an additional data stream to existing vehicle and bicycle counts.

  •
  VersiCam, our integrated camera and processor video detection system, is a cost-efficient video detection system for smaller intersections that require only a few detection points.

  Transportation Systems

        Our Transportation Systems segment includes traffic engineering and consulting services focused on the planning, design, development and implementation of software and hardware-based ITS systems that integrate sensors, video surveillance, computers and advanced communications equipment to enable public agencies to monitor, control and direct traffic flow, assist in the quick dispatch of emergency crews, and distribute real-time information about traffic conditions. Our services include planning, design, implementation, operation and management of surface transportation infrastructure systems. We perform analysis and study goods movement, commercial vehicle operations, provide travel demand forecasting and systems engineering, and identify mitigation measures to reduce traffic congestion.

        The Transportations Systems segment also includes our performance measurement and management solutions, Iteris Signal Performance Measures (SPM) and iPeMS—a state-of-the-art information management software suite that provides prescriptive data insights to help determine current and future traffic patterns, permitting the effective performance analysis and management of traffic infrastructure resources. iPeMS utilizes a wide range of data resources and analytical techniques to determine current and future traffic patterns, permitting the effective performance analysis and management of traffic infrastructure resources. This information can then be analyzed by traffic professionals to measure how a transportation network is performing and to identify potential areas of improvement. iPeMS is also capable of providing users with predictive traffic analytics, and easy-to-use visualization and animation features based on historical traffic conditions. We recently launched our comprehensive signal performance measures solution offering, Iteris SPM, a cloud-based application that provides proactive operations and signal maintenance with business process outsourcing and managed services.

        This segment also includes our advanced traveler information system solutions, as well as our commercial vehicle operations and vehicle safety compliance platforms, known as "CVIEW-Plus," "CheckPoint," "UCRLink" and "inspect." These platforms support state-based commercial vehicle operations by storing and distributing intrastate and interstate commercial vehicle information for local, state and federal agencies' roadside and enforcement operations.

  Agriculture and Weather Analytics

        Our Agriculture and Weather Analytics segment includes ClearPath Weather, our road maintenance applications, and ClearAg, our digital agriculture platform. ClearPath Weather is a web-based solution, which includes a suite of tools that apply data assimilation and modeling technologies to assess weather conditions for customizable route/site weather and pavement forecasting, and render winter road maintenance recommendations for state agencies, municipalities and commercial companies to improve roadway maintenance decisions.

        Our ClearAg solutions combine weather and agronomic data with proprietary land-surface modeling and analytics to solve complex agricultural problems and to increase the efficiency and sustainability of farmlands. The ClearAg Platform delivers validation tools for ag inputs, irrigation, field readiness, and harvest solutions giving growers, researchers and other agribusinesses access to a comprehensive database of historical, real-time and forecasted weather, soil and plant health information, as well as other information on crop growth. Companies use the ClearAg Platform to simulate field conditions and determine how new products may perform on a crop given certain weather and soil conditions. Growers and agribusinesses leverage the ClearAg Platform to determine the best times to plant, spray, fertilize, irrigate, and harvest crops.

Acquisition of Albeck Gerken, Inc.

        On June 10, 2019, we entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") to acquire all of the outstanding shares of Albeck Gerken, Inc. ("AGI"), a professional transportation engineering firm with offices in Tampa (FL), Orlando (FL), Virginia Beach (VA) and Chester Pike (PA). AGI specializes in transportation systems management, operations and analysis.

        AGI assists municipalities in maximizing the effectiveness of their existing transportation networks through a collection of traffic management services to cost effectively optimize the performance of roadway systems and address increased traffic demands, traffic congestion and delays. With a foundation of arterial timing plan development, AGI has also expanded its services into active arterial monitoring and management, with multiple public sector clients.

        AGI's traffic operations engineering solutions provide civil engineering services for the safe and efficient mobility of surface transportation systems. AGI's traffic operations engineers leverage skills in communications, human factors, electronics and transportation engineering to address complex traffic congestion challenges through traffic flow theory, traffic data collection, traffic signal timing optimization software, traffic signal control equipment and field devices.

        Our goals and objectives in acquiring AGI include the following:

  •
  Enhance our presence in one of the nation's largest and most progressive transportation markets. The State of Florida has committed approximately $50 billion dollars to transportation infrastructure initiatives over the next five years, of which $1.5 billion is being allocated to arterial-level intelligent transportation system initiatives.

  •
  Obtain access to AGI's state-wide and municipal relationships and contracts, through which we plan to cross-sell our consulting services, managed services and software. We believe it would take several years and large expenditures on sales and marketing for Iteris to independently develop a similar portfolio of contracts.

  •
  Accelerate our Intersection-as-a-Service initiative, by leveraging AGI's customer references, technical and domain expertise and captive traffic management facilities, which include a state-of-the-art traffic management center, traffic operations lab and traffic engineering and operations training facility.

  •
  Create additional operating scale by adding significant additional revenue and gross margin to our operations.

        The Stock Purchase Agreement provides that, upon the terms and subject to the conditions set forth therein, we will purchase 100% of the outstanding shares of capital stock of AGI for a total purchase price of $10,720,000, consisting of $6,185,000 to be paid in cash to the sellers at closing and $4,535,000 to be paid in the form of Iteris common stock priced at $5.22 per share. Of that amount, shares of Iteris common stock valued at $600,000 will be held back and deposited with an escrow agent for 18 months to secure performance of the sellers' indemnification and other post-closing obligations under the Stock Purchase Agreement. We have also agreed to grant $1,710,000 in retention bonuses to the selling shareholders payable in the form of restricted stock, and $570,000 in retention bonuses to other employees payable in cash, each vesting over three years following the closing. In addition, AGI is required to have $1,200,000 in working capital at closing, and any excess or deficit at closing will increase or decrease, respectively, the cash portion of the purchase price at closing. We have also agreed to register for resale the Iteris common stock that we will be issuing to the sellers, beginning six months after the closing of the AGI acquisition.

        The consummation of the AGI acquisition is expected to occur in early July 2019, and is subject to customary closing conditions, including (i) the absence of a material adverse effect on AGI, (ii) the receipt of specified consents from AGI's customers, (iii) the accuracy of the representations and warranties of the parties (generally subject to a customary material adverse effect standard), (iv) the absence of governmental restrictions on the consummation of the acquisition, (v) material compliance by the parties with their respective covenants and agreements under the Stock Purchase Agreement, and (vi) our successful completion of this offering in an amount sufficient to fund the cash portion of the purchase price and ongoing working capital requirements. The Stock Purchase Agreement contains certain termination rights, including the right of either party to terminate the agreement if the consummation of the acquisition has not occurred on or before December 31, 2019.

        We intend to fund the acquisition of AGI and pay related fees, costs and expenses through a portion of the proceeds of this offering. See "Use of Proceeds." This offering is not conditioned on the closing of the AGI acquisition. We cannot assure you that the acquisition of AGI will be consummated on the terms described herein or at all. If the acquisition of AGI is not consummated, we intend to use the net proceeds of this offering for general corporate purposes, which may include future acquisitions.

Corporate Information

        Iteris was incorporated in Delaware in 1987 and has operated in its current form since 2004. Our principal executive offices are located at 1700 Carnegie Avenue, Santa Ana, California 92705, and our telephone number at that location is (949) 270-9400. Our website address is www.iteris.com. The inclusion of our website address does not include or incorporate by reference into this prospectus supplement or the accompanying prospectus any information on, or accessible through, our website. Our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, together with amendments to these reports, are available on the "Investor Relations" section of our website, free of charge, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the U.S. Securities and Exchange Commission ("SEC").

 THE OFFERING

Common stock to be offered by us	shares of our common stock.
Common stock to be outstanding after this offering	shares of common stock.(1)
Use of proceeds	We estimate that the net proceeds we will receive from this offering will be approximately $ , after deducting the underwriting discount and estimated offering expenses payable by us.

We currently intend to use the net proceeds we receive from this offering to fund the cash purchase price for the AGI acquisition and related fees, costs and expenses, estimated to be approximately $6,685,000 in the aggregate, and for general corporate purposes.

If the AGI acquisition is not consummated, we intend to use the net proceeds of this offering for general corporate purposes, which may include future acquisitions.
Risk factors

You should carefully read and consider the information set forth under the heading "Risk Factors" on page S-6 in this prospectus supplement, the accompanying prospectus and our Annual Report on Form 10-K, as well as the other information set forth in or incorporated by reference into this prospectus supplement, for a discussion of factors you should carefully consider before investing in our common stock.

Insider Participation

Joe Bergera, our Chief Executive Officer, President and a Director, and Laura Siegal, a Director, intend to purchase up to            and                  of the shares of our common stock, respectively, to be sold in this offering at the public offering price and on the same terms as the other purchasers in this offering.

NASDAQ Capital Market symbol	"ITI"

(1)
The number of shares of common stock to be outstanding after this offering is based on 33,376,988 shares of common stock outstanding as of March 31, 2019, and excludes as of such date 5,146,592 shares of common stock, issuable upon the exercise of stock options outstanding and the vesting of restricted stock units, at a weighted average exercise price of $3.70 per share, and an aggregate of 2,761,082 additional shares of common stock reserved for issuance under our 2007 Omnibus Equity Incentive Plan and 2016 Omnibus Equity Incentive Plan.

RISK FACTORS

        Before deciding to invest in our common stock, you should consider carefully the following discussion of risks and uncertainties affecting us and our common stock, as well as the risks and uncertainties incorporated by reference in this prospectus supplement and the accompanying prospectus from our Annual Report on Form 10-K for the fiscal year ended March 31, 2019, our subsequent periodic reports and the other information contained or incorporated by reference in this prospectus supplement. If any of the events anticipated by these risks and uncertainties occur, our business, financial condition and results of operations could be materially and adversely affected, and the value of our common stock could decline. The risks and uncertainties we discuss in this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference herein and therein are those that we currently believe may materially affect our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may materially and adversely affect our business, financial condition and results of operations.

Risks Related To This Offering

Management will have broad discretion in how we use the proceeds from this offering.

        Our management will have broad discretion with respect to the use of proceeds of this offering, including for any of the purposes described in the section of this prospectus supplement entitled "Use of Proceeds." You will be relying on the judgment of our management regarding the application of the proceeds of this offering, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used in ways you would agree with. The results and effectiveness of the use of proceeds are uncertain, and we could spend the proceeds in ways that you do not agree with or that do not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could harm our business and cause the price of our common stock to decline.

If the price of our common stock fluctuates significantly, your investment could lose value.

        Although our common stock is listed on the NASDAQ Capital Market ("NASDAQ"), we cannot assure you that an active public market will continue for our common stock. If an active public market for our common stock does not continue, the trading price and liquidity of our common stock will be materially and adversely affected. If there is a thin trading market or "float" for our stock, the market price for our common stock may fluctuate significantly more than the stock market as a whole. Without a large float, our common stock would be less liquid than the stock of companies with broader public ownership and, as a result, the trading prices of our common stock may be more volatile. In addition, in the absence of an active public trading market, investors may be unable to liquidate their investment in us.

        Furthermore, the stock market is subject to significant price and volume fluctuations, and the price of our common stock could fluctuate widely in response to several factors, including:

  •
  our quarterly or annual operating results;

  •
  changes in our earnings estimates;

  •
  investment recommendations by securities analysts following our business or our industry;

  •
  additions or departures of key personnel;

  •
  changes in the business, earnings estimates or market perceptions of our competitors;

  •
  our failure to achieve operating results consistent with securities analysts' projections;

  •
  changes in industry, general market or economic conditions; and

  •
  announcements of legislative or regulatory changes.

        The stock market has experienced extreme price and volume fluctuations in recent years that have significantly affected the quoted prices of the securities of many companies, including companies in our industry. The changes often appear to occur without regard to specific operating performance. The price of our common stock could fluctuate based upon factors that have little or nothing to do with our company and these fluctuations could materially reduce our stock price.

You may experience future dilution as a result of future equity offerings.

        In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price in this offering. We may sell shares or other securities in any other offering at a price that is less than the price paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price paid by investors in this offering.

Risks Related To The Acquisition of AGI

The market price of our common stock following to announcement of the AGI acquisition may decline.

        The market price of our common stock may decline as a result of the announcement of the AGI acquisition for a number of reasons, including if:

  •
  Investors react negatively to the prospects of the combined organization's business and prospects from the acquisition; or

  •
  The perceived effect of the acquisition on the combined organization's business and prospects is not consistent with the expectations of financial or industry analysts.

If the acquisition of AGI closes, it may not be accretive and may cause dilution to our earnings per share, which may negatively affect the market price of our common stock.

        Although we currently anticipate that the AGI acquisition will be consummated and be accretive to our earnings per share (on an adjusted earnings basis that is not pursuant to GAAP and excluding transaction and integration costs) from and after the AGI acquisition, this expectation is based on assumptions, including about our and AGI's business, estimated costs and revenue synergies, and other preliminary estimates, each of which may change materially. As a result, should the AGI acquisition occur, it may cause dilution to our earnings per share or the expected accretive effect of the AGI acquisition may be less than anticipated, delayed or not occur at all, each of which may cause a decrease in the market price of our common stock. In addition, we could encounter additional transaction-related costs or other factors, such as the failure to realize all of the strategic and financial benefits currently anticipated in the AGI acquisition, including anticipated cost and revenue synergies. All of these factors could cause dilution to our earnings per share or decrease, delay or cause not to occur the expected accretive effect of the AGI acquisition and cause a decrease in the market price of our common stock.

This offering is not conditioned on the closing of the AGI acquisition, and we cannot assure you that the AGI acquisition will be consummated.

        This offering is not conditioned on the closing of the AGI acquisition, which is expected to close in July 2019 and will be subject to customary conditions, certain of which are summarized under "Prospectus Supplement Summary—Acquisition of Albeck Gerken, Inc." We cannot assure you that the acquisition of AGI will be consummated on the terms described herein or at all. If the AGI acquisition is not consummated, we intend to use the net proceeds of this offering for general corporate purposes, which may include future acquisitions. If the AGI acquisition is not consummated, this offering will cause dilution to our earnings per share, which may negatively affect the market price of our common stock.

The unaudited pro forma financial information contained in this prospectus supplement may not accurately reflect our financial position or results of operations following the completion of the AGI acquisition.

        The unaudited pro forma financial information contained in this prospectus supplement is presented for illustrative purposes only and may not be an indication of what our financial position or results of operations would have been had the AGI acquisition been completed on the dates indicated. The unaudited pro forma financial information has been derived from our audited historical financial statements along with those of AGI, and certain adjustments and assumptions have been made regarding the combined company after giving effect to the AGI acquisition. The assets and liabilities of AGI have been measured at fair value based on various preliminary estimates using assumptions that AGI's management believes are reasonable utilizing information currently available. The process for estimating the fair value of acquired assets and assumed liabilities requires the use of judgment in determining the appropriate assumptions and estimates. These estimates and assumptions may be revised as additional information becomes available and as additional analyses are performed. Differences between preliminary estimates in the pro forma financial information and the final acquisition accounting will occur and could have a material impact on the pro forma financial information and the combined company's financial position and future results of operations. In addition, the assumptions used in preparing the pro forma financial information may not prove to be accurate, and other factors may affect our financial condition or results of operations following the AGI acquisition. Any potential decline in our financial condition or results of operations may cause significant variations in the trading price of our common stock following the AGI acquisition.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        Some of the statements contained in this prospectus supplement and accompanying prospectus or incorporated by reference into this prospectus supplement and accompanying prospectus contain "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Private Securities Litigation Reform Act of 1995. From time to time, we also provide forward-looking statements in other materials we release to the public, as well as oral forward-looking statements. Forward-looking statements include statements regarding our "expectations," "hopes," "beliefs," "intentions," or "strategies" regarding the future. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. We have tried, wherever possible, to identify such statements by using words such as, but not limited to, "anticipate," "believe," "expect," "intend," "estimate," "predict," "project," "may," "might," "should," "would," "will," "likely," "will likely result," "continue," "could," "future," "plan," "possible," "potential," "target," "forecast," "goal," "observe," "seek," "strategy" and other words and terms of similar meaning, but the absence of these words does not mean that a statement is not forward looking. The forward-looking statements in this prospectus supplement and the accompanying prospectus reflect the Company's current views with respect to future events and financial performance.

        Forward-looking statements are not historical factors and should not be read as a guarantee or assurance of future performance or results, and will not necessarily be accurate indications of the times at, or by, or if which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made or management's good faith beliefs, expectations and assumptions as of that time with respect to future events. Because forward-looking statements relate to the future, they are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include:

  •
  our dependence on government contracts and subcontracts, which expose us to state and local budgetary issues and fixed price contracts;

  •
  our ability to successfully expand our Agriculture and Weather Analytics capabilities to address the digital agricultural market;

  •
  our ability to achieve and sustain profitability in the future;

  •
  our ability to maintain adequate utilization of our Transportation Systems workforce;

  •
  our ability to successfully manage the integration of AGI and other acquisitions;

  •
  our ability to raise additional capital in the future;

  •
  our participation in the software development market and ability to handle various technical and commercial challenges;

  •
  our ability to keep pace with rapid technological changes and evolving industry standards;

  •
  our ability to develop and introduce new products and product enhancements in a cost-effective and timely manner, and achieve market acceptance of our new products;

  •
  the ability of our security measures to protect our customer's personal and/or proprietary data;

  •
  our ability to operate in highly competitive markets against more established companies;

  •
  our ability to adequately protect and enforce our intellectual property rights;

  •
  our ability to successfully secure new contracts and renew existing contracts;

  •
  traffic related litigation that may be commenced against us;

  •
  our ability to attract and retain key personnel, including senior management;

  •
  our ability to protect our management information systems and databases against system security failures, cyber threats or the potential failure of, or lack of access to, our Enterprise Resource Planning system;

  •
  our ability to manage variability in revenues;

  •
  our reliance on estimates in in measuring progress to completion of performance obligations for our Transportation Systems revenues;

  •
  declines in the value of securities held in our investment portfolio;

  •
  compliance of our internal controls with the requirements of the Sarbanes-Oxley Act;

  •
  variability in our quarterly operating results;

  •
  threats to our international business operations that are outside of our control;

  •
  the volatility of the trading price of our common stock; and

  •
  provisions of our charter documents that may discourage a third party from acquiring us.

        There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties, or assumptions, many of which are beyond our control, that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained in this prospectus supplement and the accompanying prospectus will in fact transpire or prove to be accurate. Readers are cautioned to consider the specific risk factors described herein and not to place undue reliance on the forward-looking statements contained herein, which speak only as of the date hereof.

        The Company undertakes no obligation to update or publicly revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. All subsequent written or oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this paragraph. You are advised, however, to consult any further disclosures we make on related subjects in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and our other filings with the SEC. Also note that we provide a cautionary discussion of risks and uncertainties relevant to our business under "Item 1A. Risk Factors" in our most recent Annual Report on Form 10-K. We note these factors for investors as permitted by the Private Securities Litigation Reform Act of 1995. You should understand it is not possible to predict or identify all such factors.

USE OF PROCEEDS

        We expect the net proceeds from this offering to be approximately $                , based on a public offering price of $            per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds from the sale of the shares of common stock under this prospectus supplement to fund the cash purchase price for the AGI acquisition and related fees, costs and expenses, estimated to be approximately $6,685,000 in the aggregate, for general corporate purposes, and for additional acquisitions.

        We expect from time to time to evaluate the acquisition of businesses, products and technologies for which a portion of the net proceeds may be used, although we currently are not planning or negotiating any such transactions, other than AGI. If the acquisition of AGI is not consummated, we intend to use the net proceeds of this offering for general corporate purposes and for future acquisitions.

        As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering, other than the cash purchase price for the AGI acquisition and related fees, costs and expenses. Accordingly, we will retain broad discretion over the use of such proceeds, and investors will be relying on the judgment of our management regarding the application of the proceeds of this offering. Pending the use of the net proceeds from this offering as described above, we intend to invest the net proceeds in investment-grade, interest-bearing securities.

 DIVIDEND POLICY

        We have never paid or declared cash dividends on our common stock, and have no current plans to pay such dividends in the foreseeable future. We currently intend to retain any earnings for working capital and general corporate purposes. The payment of any future dividends will be at the discretion of our Board of Directors and will depend upon a number of factors, including, but not limited to, future earnings, the success of our business, our capital requirements, our general financial condition and future prospects, general business conditions, the consent of our lender and such other factors as the Board of Directors may deem relevant.

CAPITALIZATION

        The below table sets forth our consolidated cash, cash equivalents, short-term investments and capitalization as of March 31, 2019 on (i) an actual basis, (ii) an adjusted basis to give effect to our receipt of net proceeds of approximately $                from the sale of shares of common stock we are offering at a public offering price of $            per share after deducting the underwriters' fees and commission and estimated offering expenses payable by us, but before the consummation of the proposed AGI Acquisition and (iii) an as adjusted pro forma basis after giving effect to the consummation of the proposed AGI acquisition as if it had occurred on March 31, 2019, including the pro forma adjustments as outlined in the notes to the unaudited pro forma condensed combined financial statements included in this prospectus.

        We have estimated that the net proceeds of this offering, after deducting the estimated underwriting fees and expenses, will be approximately $                .

        You should read this table in conjunction with "Use of Proceeds," "Selected Historical Consolidated Financial Data of the Company," in this prospectus supplement and our consolidated financial statements and the related notes appearing in our Annual Report on Form 10-K for the year ended March 31, 2019 which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of March 31, 2019
	Actual	As Adjusted		Pro Forma As Adjusted
	(in thousands, except share and per share amounts)
Cash, cash equivalents and short-term investments	$9,006	$		$
Stockholders' equity:
Preferred stock, $1.00 par value; 2,000,000 shares authorized; none issued and outstanding (actual, as adjusted, and pro forma as adjusted)	—		—		—
Common stock, $0.10 par value; 70,000,000 shares authorized; 33,376,988 issued and outstanding (actual) ; issued and outstanding (as adjusted); issued and outstanding (pro forma as adjusted)	3,338
Additional paid-in capital	142,260
Accumulated deficit	(111,543)

Total stockholders' equity	$34,055	$		$

 DILUTION

        Our net tangible book value as of March 31, 2019 was approximately $15.6 million, or approximately $0.47 per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of March 31, 2019.

        After giving effect to our sale of shares of our common stock in this offering at public offering price of $        per share, and after deducting the underwriting discount and commissions and the estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2019 would have been approximately $                or $        per share of common stock. This represents an immediate increase in net tangible book value of $        per share to existing stockholders and immediate dilution in net tangible book value of $        per share to investors participating in this offering at the public offering price. The following table illustrates this dilution on a per share basis:

Public offering price for one share of common stock in this offering		$
Net tangible book value per share as of March 31, 2019	$0.47
Increase in net tangible book value per share attributable to investors participating in this offering

As adjusted net tangible book value per share immediately after this offering

Dilution per share to investors participating in this offering		$

        If the underwriters exercise in full their option to purchase an additional shares of common stock at an assumed public offering price of        per share, the as adjusted net tangible book value after this offering would be approximately $        per share, representing an increase in net tangible book value of approximately $        per share to existing stockholders and immediate dilution in net tangible book value of approximately $        per share to investors participating in this offering at the public offering price.

        The above discussion and table are based on 33,376,988 shares of common stock outstanding as of March 31, 2019, and excludes as of such date an aggregate of 2,761,082 additional shares of common stock reserved for issuance under our 2007 Omnibus Equity Incentive Plan and 2016 Omnibus Equity Incentive Plan.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

        We derived the unaudited pro forma data set forth below by the application of pro forma adjustments to the historical audited consolidated financial statements of Iteris, Inc. (referred to collectively with our wholly-owned subsidiary, ClearAg, Inc., in this prospectus supplement as "Iteris," the "Company," "we," "our," and "us") included in our Annual Report on Form 10-K for the year ended March 31, 2019 and included herein, the historical audited financial statements of Albeck Gerken Inc. ("AGI") included in this Prospectus Supplement.

        The unaudited pro forma condensed combined statement of operations for the fiscal year ended March 31, 2019 gives effect to Iteris' proposed acquisition of AGI as if it had occurred on April 1, 2018, combines the historical results of Iteris for its year ended March 31, 2019 and the historical results of AGI for its year ended December 31, 2018, and reflects pro forma adjustments that are expected to have a continuing impact on the combined results.

        The unaudited pro forma condensed combined balance sheet data at March 31, 2019 gives effect to Iteris' proposed acquisition of AGI as if it occurred on such date and combines the historical balance sheets of Iteris as of March 31, 2019 and AGI as of December 31, 2018. The Iteris balance sheet information was derived from its audited consolidated balance sheets included in its Annual Report on Form 10-K for the year ended March 31, 2019 and incorporated by reference herein. The AGI balance sheet information was derived from its audited balance sheet as of December 31, 2018.

        The unaudited pro forma condensed combined financial statements have been prepared by Iteris' management for illustrative purposes only and are not necessarily indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been realized had Iteris and AGI been a combined company during the periods presented. The pro forma adjustments are based on the preliminary assumptions and information available at the time of the preparation of this prospectus supplement, and such assumptions are subject to change.

        The unaudited pro forma condensed combined statements of operations exclude certain non-recurring charges that have been or will be incurred in connection with the proposed acquisition of AGI, including investment banker and professional fees of Iteris and AGI. These expenses total approximately $500,000 and exclude fees and expenses of the underwriters.

        The unaudited pro forma condensed combined financial statements do not reflect any cost savings, operating synergies or revenue enhancements that we may achieve as a result of the proposed acquisition of AGI or the costs necessary to achieve these cost savings, operating synergies and revenue enhancements.

        The unaudited pro forma data should be read in conjunction with the information contained in "Capitalization," "Selected Historical Consolidated Financial Data of the Company," "Selected Historical Financial Data of AGI" and "Financial Statements of Albeck Gerken, Inc." included herein, and the historical consolidated financial statements of Iteris and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2019 and incorporated by reference herein.

Iteris, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of March 31, 2019

(In thousands)

	As Reported Iteris Inc. March 31, 2019 (Note 3)	AGI December 31, 2018 (Note 4)	Acquisition and Equity Financing Pro Forma Adjustments (Note 5)		Post Acquisition and Equity Financing Pro Forma March 31, 2019
Assets
Current assets:
Cash, cash equivalents and short-term investments	$9,006	$888	$		$
Trade accounts receivable	16,929	890		—
Unbilled accounts receivable	6,487	9		—
Inventories	2,916	—		—
Prepaid expenses and other current assets	1,367	161		—

Total current assets	36,705	1,948
Property and equipment, net	1,965	449		—
Intangible assets, net	3,286	—
Goodwill	15,150	—
Other assets	849	—		—

Total assets	$57,955	$2,397	$		$

Liabilities and stockholders' equity
Current liabilities:
Trade accounts payable	$9,441	$113		$—	$
Accrued payroll and related expenses	6,536	335		—
Accrued liabilities	2,370	—
Deferred revenue	4,883	—		—

Total current liabilities	23,230	448
Deferred rent	455	—		—
Deferred income taxes	65	—		—
Unrecognized tax benefits	150	—		—
Other non-current liabilities	—	—

Total liabilities	23,900	448
Commitments and contingencies
Stockholders' equity:
Preferred stock	—	—		—
Common stock	3,338	4
Additional paid-in capital	142,260	1,407
(Accumulated deficit) retained earnings	(111,543)	538

Total stockholders' equity	34,055	1,949

Total liabilities and stockholders' equity	$57,955	$2,397	$		$

Iteris, Inc.

Unaudited Pro Forma Condensed Combined Statements of Operations

For the Year Ended March 31, 2019

(In thousands, except per share amounts)

	As Reported Iteris Inc. Year Ended March 31, 2019 (Note 3)	AGI Year Ended December 31, 2018 (Note 4)	Acquisition and Equity Financing Pro Forma Adjustments (Note 5)	Post Acquisition and Equity Pro Forma Year Ended March 31, 2019
Total revenues	$99,123	$8,099	$	$
Cost of revenues	60,517	3,067

Gross profit	38,606	5,032
Operating expenses	46,565	3,162

Operating loss	(7,959)	1,870
Non-operating income	179	6

Loss from operations before income taxes	(7,780)	1,876
Provision for income taxes	(36)	(9)

Net income (loss)	$(7,816)	$1,867	$	$

Net loss per share—basic and diluted	$(0.23)			$

Shares used in basic per share calculations	33,266

Shares used in diluted per share calculations	33,266

Iteris, Inc.

Notes to Unaudited Pro Forma Financial Statements

(amounts in tables in thousands)

1. Basis of Presentation

        The unaudited pro forma condensed combined balance sheet was prepared using the historical balance sheets of Iteris as of March 31, 2019 and of AGI as of December 31, 2018. The unaudited pro forma condensed combined statement of operations was prepared using the historical statement of operations of Iteris for the year ended March 31, 2019 and the historical statement of income of AGI for the year ended December 31, 2018.

        The unaudited pro forma condensed combined financial information was prepared using the purchase method of accounting. Based on the terms of the Purchase Agreement, Iteris is treated as the acquirer of AGI. Accordingly, we have adjusted the historical consolidated financial information to give effect to the impact of the consideration issued in connection with the Acquisition. The purchase price has been allocated to the acquired assets and liabilities in the unaudited pro forma condensed combined balance sheet, based on management's preliminary estimate of their respective values. The resulting impact on the statements of operations is presented in the tables that follow. Definitive allocations will be performed and finalized based upon certain valuation and other studies that will be performed by Iteris after the closing. Accordingly, the purchase price allocation adjustments reflected in the following unaudited pro forma condensed combined financial statements are preliminary, have been made solely for the purpose of preparing these statements and are subject to revision based on a final determination of fair value after the closing of the Acquisition.

2. Preliminary Purchase Price Allocation

        The purchase price for the Acquisition is approximately $10.7 million, of which approximately $6.2 million in cash and $4.5 million in Iteris common stock is payable at closing and is subject to working capital and other adjustments. In addition to the purchase price, approximately $2.3 million, $570,000 in cash and $1.7 million in Iteris common stock, is payable upon certain retention milestones. The purchase price of $10.7 million has been allocated to the assets acquired and the liabilities assumed as follows:

(In thousands)
Cash, cash equivalents and short-term investments	$888
Trade accounts receivable	890
Unbilled accounts receivable	9
Property and equipment, net	449
Intangible assets	5,510
Goodwill	3,261
Other assets	161

Total assets acquired	11,168
Accounts payable and accruals	(448)

Total liabilities assumed	(448)

Total purchase price	$10,720

        We have allocated $5.5 million to intangible assets, and assigned an estimated economic life of 6 years. The determination of the preliminary fair value was primarily based upon historical intangible asset valuations in comparison to the purchase price for prior acquisitions. This value will be adjusted

Iteris, Inc.

Notes to Unaudited Pro Forma Financial Statements (Continued)

(amounts in tables in thousands)

2. Preliminary Purchase Price Allocation (Continued)

upon completion of the valuation analysis. The determination of useful life was also based upon historical experience. The estimated annual amortization expense for these acquired intangible assets is approximately $918,000, using straight-line amortization, and has been included in the unaudited pro forma condensed combined statements of operations for the year ended March 31, 2019.

3. Iteris Historical Financials

        For presentation purposes, certain historical balance sheet and statement of operations line items have been combined. Below is a summary of the historical line items that have been combined.

Balance Sheet	As of March 31, 2019
(in thousands)
Cash and cash equivalents	$7,071
Short-term investments	1,935

Total cash, cash equivalents and short-term investments	$9,006

Statement of Operations	Year Ended March 31, 2019
(in thousands)
Product revenues	$48,227
Service revenues	50,896

Total revenues	$99,123

Cost of product revenues	$28,434
Cost of service revenues	32,083

Total cost of revenues	$60,517

Operating expenses:
Selling, general and administrative	$38,471
Research and development	7,819
Amortization of intangible assets	275

Total operating expenses	$46,565

Non-operating income:
Other income, net	$50
Interest income, net	129

Total non-operating income	$179

4. AGI Historical Financials

        In connection with the Acquisition, and pursuant to the terms and conditions of the Purchase Agreement, certain assets and liabilities will not be transferred upon consummation of the Acquisition. These assets and liabilities relate to related party receivables and payables that will be settled prior to the Acquisition. The following table reconciles the historical balance sheet of AGI as of December 31,

Iteris, Inc.

Notes to Unaudited Pro Forma Financial Statements (Continued)

(amounts in tables in thousands)

4. AGI Historical Financials (Continued)

2018 to the expected closing balance sheet (prior to Acquisition pro forma adjustments) used for pro forma purposes.

	AGI December 31, 2018	Adjustments	AGI. December 31, 2018 (adjusted)
		(In thousands)
Assets
Current assets:
Cash, cash equivalents and short-term investments	$973	$(85)	$888
Trade accounts receivable	890	—	890
Unbilled accounts receivable	9	—	9
Prepaid expenses and other current assets	273	(112)	161

Total current assets	2,145	(197)	1,948
Property and equipment, net	449	—	449
Other assets	472	(472)	—

Total assets	$3,066	$(669)	$2,397

Liabilities and stockholders' equity
Current liabilities:
Trade accounts payable	$113	$—	$113
Accrued payroll and related expenses	335	—	335
Accrued liabilities	112	(112)	—

Total current liabilities	560	(112)	448
Other non-current liabilities	557	(557)	—

Total liabilities	1,117	(669)	448
Stockholders' equity:
Common stock	4	—	4
Additional paid-in capital	1,407	—	1,407
Retained earnings	538	—	538

Total stockholders' equity	1,949	—	1,949

Total liabilities and stockholders' equity	$3,066	$(669)	$2,397

Iteris, Inc.

Notes to Unaudited Pro Forma Financial Statements (Continued)

(amounts in tables in thousands)

4. AGI Historical Financials (Continued)

        For presentation purposes, certain historical balance sheet and statement of income line items have been combined. Below is a summary of the historical line items that have been combined.

Balance Sheet	As of December 31, 2018
(in thousands)
Cash and cash equivalents	$882
Investments	91

Total cash, cash equivalents and short-term investments	$973

Prepaid expenses	$120
Deposits	41
Current portion of shareholder notes receivable	112

Total prepaid expenses and other current assets	$273

Shareholder note payable, less current portion	$472
Stock appreciation rights payable	85

Total other non-current liabilities	$557

Statement of Income	Year Ended December 31, 2018
(in thousands)
Non-operating income:
Dividend income	$2
Interest income	3
Gain on disposal of property and equipment	1

Total Non-operating income	$6

5. Acquisition and Equity Pro Forma Adjustments

        The pro forma adjustments give effect to the proposed AGI Acquisition under the purchase method of accounting and as financed by, the proposed offering of $20.0 million (net of underwriting and legal fees of approximately $1.7 million) in shares of Iteris common stock and the payment of fees

Iteris, Inc.

Notes to Unaudited Pro Forma Financial Statements (Continued)

(amounts in tables in thousands)

5. Acquisition and Equity Pro Forma Adjustments (Continued)

and expenses relating to these transactions. The table below summarizes the gross pro forma adjustments by line item and references the notes that provide further detail on each adjustment.

Balance sheet line item	Reason for pro forma adjustment	March 31, 2019	Footnote Reference
		(in thousands)
Assets
Cash, cash equivalents and short-term investments	Cash from offering		$7
	Cash used for Acquisition		2
	Transaction costs		8

	Subtotal cash, cash equivalents and short-term investments
Intangible assets, net	Purchase price allocation		2
Goodwill	Purchase price allocation		2

Total assets		$

Liabilities and stockholders' equity
Common stock	Issuance of common stock related to offering		7
	Issuance of common stock related to Acquisition		2
	Remove historical balances		6

	Subtotal common stock
Additional paid-in capital	Issuance of common stock related to offering		7
	Issuance of common stock related to Acquisition		2
	Remove historical balances		6

	Subtotal common stock
(Accumulated deficit) retained earnings	Transaction costs		8
	Remove historical balances		6

	Subtotal (accumulated deficit) retained earnings

Total liabilities and stockholders' equity		$

Statement of operations line item	Reason for pro forma adjustment	Year Ended March 31, 2019 (In thousands)	Footnote Reference
Operating Expenses	Acquisition related retention expense	$	2
	Intangible asset amortization expense		2

	Subtotal operating expenses

Iteris, Inc.

Notes to Unaudited Pro Forma Financial Statements (Continued)

(amounts in tables in thousands)

6. Elimination of Historical Balances

        These adjustments reflect the elimination of AGI's equity as of March 31, 2019, for the purpose of presenting a pro forma balance sheet assuming the proposed AGI Acquisition had occurred on March 31, 2019.

7. Equity Offering

        We intend to issue approximately $20.0 million in common stock in a public offering (net of underwriting fee of approximately $            ) to fund a portion of the purchase price. Shares to be issued of            were calculated using a public offering price of $          per share. We expect to incur additional costs in connection with the issuance of common stock of approximately $400,000. These costs have been recorded as a reduction to additional paid in capital on the unaudited pro forma condensed combined balance sheet.

8. Non-recurring Acquisition Expenses

        We expect to incur additional transaction costs, including financial and legal advisory fees of approximately $500,000 through the closing of the proposed AGI Acquisition. The total of these costs has been recorded as a reduction to retained earnings on the unaudited pro forma condensed combined balance sheet. These costs are excluded from the unaudited pro forma condensed combined statements of operations as they are considered non-recurring.

9. Taxes

        For purposes of these unaudited pro forma condensed combined financial statements, we used an effective rate of 0.5%. This rate is an estimate and does not take into account any possible future tax events that may occur for the combined company. The actual rate may be different.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF THE COMPANY

        The following table sets forth selected consolidated financial data for the Company. The data should be read in conjunction with our audited consolidated financial statements and related notes for the three years ended March 31, 2019 which are incorporated in this prospectus supplement by reference to our latest Annual Report on Form 10-K. The consolidated balance sheet data as of March 31, 2016 and the consolidated statements of operations data for the fiscal year ended March 31, 2016 are derived from our consolidated financial statements which are not included or incorporated by reference in this prospectus supplement. Our historical financial data may not be indicative of the results of operations or financial position to be expected in the future.

	For the Years Ended March 31,
	2019	2018	2017	2016
	(in thousands except per share data)
Selected Consolidated Statement of Operations Data:
Total revenues	$99,123	$103,729	$95,982	$77,748
Gross profit	38,606	39,831	37,402	30,669
Loss from continuing operations	(7,816)	(3,768)	(5,187)	(12,535)
Gain on sale of discontinued operation, net of tax	—	242	361	214
Net loss	(7,816)	(3,526)	(4,826)	(12,321)
Loss per share (basic and diluted)(1):
Loss per share from continuing operations	$(0.23)	$(0.12)	$(0.16)	$(0.39)
Gain per share on sale of discontinued operation, net of tax	$—	$0.01	$0.01	$0.01
Net loss per share	$(0.23)	$(0.11)	$(0.15)	$(0.38)
Weighted average common shares used in basic per share calculations	33,266	32,776	32,174	32,049
Weighted average common shares used in diluted per share calculations	33,266	32,776	32,174	32,049
Selected Consolidated Balance Sheet Data (at end of period):
Total assets	$57,955	$62,886	$62,345	$60,020
Long-term liabilities	670	871	1,542	1,631
Stockholders' equity	34,055	39,521	40,224	43,462

(1)
See Note 2 to our consolidated financial statements for a description of the method used to compute basic and diluted net loss per common share

 SELECTED HISTORICAL FINANCIAL DATA OF AGI

        The following table sets forth the selected historical financial data as of and for the periods indicated for AGI. The selected historical financial data for the years ended December 31, 2018 and 2017 have been derived from the audited financial statements of AGI for such periods included in this Prospectus Supplement, which have been audited by Bland and Associates, an independent public accounting firm.

	For the Years Ended December 31,
	2018	2017
	(in thousands)
Selected Consolidated Statement of Operations Data:
Total revenues	$8,099	$7,572
Gross profit	5,032	4,436
Total operating and other expenses	3,162	2,740
Net income	1,875	1,700
Selected Consolidated Balance Sheet Data (at end of period):
Total assets	$3,066	$2,975
Long-term liabilities	—	—
Stockholders' equity	1,949	2,526

UNDERWRITING

        Under the terms and subject to the conditions set forth in an underwriting agreement, the underwriters named below, for whom B. Riley FBR, Inc. is acting as representative, have severally agreed to purchase, and we have agreed to sell to them, the number of shares of common stock indicated below:

Number of Shares of Common Stock
B. Riley FBR, Inc.
Northland Securities, Inc.
Craig-Hallum Capital Group LLC
Dougherty & Company LLC

Total

        The underwriting agreement provides that the obligations of the several underwriters are subject to various conditions, including the approval of certain legal matters by their counsel. The underwriters are obligated to take and pay for all the shares of common stock offered by this prospectus supplement if any such shares are purchased. However, the underwriters are not required to take or pay for the shares of common stock covered by the underwriters' option to purchase additional securities described below.

        The underwriters expect to deliver the shares of common stock to purchasers on or about June     , 2019.

        Simultaneously with the closing of the offering, B.Riley FBR, Inc. intends to purchase from nine unaffiliated stockholders in a private transaction no less than 1,300,000 and up to 1,660,967 shares of common stock held by them at a price per share that is $0.10 less than the public offering price.

        We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to                additional shares of common stock at the public offering price listed on the cover page of this prospectus supplement, less underwriting discounts and commissions. To the extent the option is exercised in whole or in part, each underwriter will become obligated, subject to certain conditions, to purchase their pro rata share of the additional shares of common stock based on the number of shares of common stock initially purchased by each underwriter as set forth in the table.

        The public offering price was determined in negotiations between the underwriters and us based on the closing price per share of our common stock on the Nasdaq Capital Market on June     , 2019, which was $            per share. The following table shows the per share and total public offering price, underwriting discounts and commissions, and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase up to an additional                    shares of common stock.

Total
	Per common share	Without Option	With Option
Public offering price of common stock	$	$	$
Underwriting discounts and commissions	$	$	$
Proceeds before expenses, to us	$	$	$

        The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately $400,000. We have agreed to pay the expenses of the underwriters in connection with the offering, including filing fees and investor presentation expenses, as well as underwriters' counsel legal fees up to an aggregate maximum amount of $50,000.

        The underwriters will require all our directors and officers to agree not to (i) offer, sell, offer, agree to sell, contract to sell, hypothecate, pledge, grant any option to purchase, make any short sale, or otherwise dispose of or hedge, directly or indirectly, any class or series of our common stock, any of our securities that are substantially similar to any of our common stock or any of our securities convertible into, exchangeable or exercisable for, or that represent the right to receive any of our common stock or any of our securities that are substantially similar to any class or series of our common stock, or, collectively, the Lock-Up Securities, (ii) exercise or seek to exercise or effectuate in any manner any rights of any nature that the undersigned has or may have hereafter to require the Company to register under the Act, (iii) otherwise participate as a selling securityholder in any manner in any registration of the Lock-Up Securities effected by the us under the Act or (iv) publicly announce an intention to do any of the foregoing, in each case, without the prior written consent of the representative for a period of 90 days from the date of this prospectus supplement. These restrictions are expressly agreed to preclude our officers and directors from engaging in any hedging or other transaction or arrangement that is designed to, or which reasonably could be expected to, lead to or result in a sale, disposition or transfer, in whole or in part, of any of the economic consequences of ownership of our common stock, whether such transaction would be settled by delivery of our common stock or other securities, in cash or otherwise.

        These restrictions do not apply to (i) a bona fide gift or gifts by any of our officers or directors, provided that the donee or donees thereof agree to be bound in writing by the restrictions described in the preceding paragraph; (ii) a transfer by any of our officers or directors to any trust for the direct or indirect benefit of that officer or director or his or her immediate family, provided that the trustee of the trust agrees to be bound in writing by such restrictions and provided further that any such transfer shall not involve a disposition for value; (iii) a transfer by any of our officers or directors in connection with sales or transfers of common stock to the Company solely in connection with the "net" or "cashless" exercise or settlement of Company stock options, restricted stock or restricted stock units for the purpose of exercising or settling such stock options, restricted stock, restricted stock units, provided that any remaining common stock received upon such exercise or settlement will be subject to the restrictions set forth in the preceding paragraph; (iv) the disposition of shares of common stock by our officers or directors to the Company solely in connection with the payment of taxes due with respect to the vesting of restricted stock awards or the exercise or settlement of restricted stock units issued pursuant to the Company's equity incentive plans; or (v) transfers by our officers or directors to any person pursuant to a merger, tender offer or exchange offer or other business combination, acquisition of assets or similar transaction that would, without the participation of such person, result in a change of control.

        Joe Bergera, our Chief Executive Officer, President and a Director, and Laura Siegal, a Director, intend to purchase up to            and                  of the shares of our common stock, respectively, to be sold in this offering at the public offering price and on the same terms as the other purchasers in this offering.

        We have agreed that for a period of 90 days after the date of this prospectus supplement, we will not, without the prior written consent of the representative, directly or indirectly offer, pledge, sale, contract to sell, short sale or otherwise dispose of any shares of common stock or other securities convertible into or exchangeable or exercisable for shares of common stock or derivative of common stock. These restrictions do not apply to (i) the sale of shares of common stock to the underwriters; (ii) the issuance of shares of common stock upon exercise of options or upon the conversion or exchange of other securities; (iii) the filing of one or more registration statements registering the secondary sale of shares of common stock or securities convertible into shares of common stock; (iv) the sale of shares of common stock pursuant to any stock option, stock bonus or other stock plan or arrangement described in the accompanying prospectus; (v) the issuance of shares of common stock or options to our directors as compensation for their services; (vi) subject to certain limitations, the issuance of shares of common stock or securities convertible into shares of common stock in connection with the acquisition by the Company or any of its subsidiaries of another person or entity; or (vii) subject to certain limitations, the issuance of shares of common stock or securities convertible into shares of common stock in connection with joint ventures, commercial relationships, debt financing or other strategic transactions.

        The underwriters have advised us that they propose to offer the shares of common stock to the public at the offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $            per share of common stock. After the offering, the offering price, concession and reallowance to dealers may be reduced by the underwriters. In order to facilitate the offering of the shares of common stock, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the shares of common stock. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under the option to purchase additional securities. The underwriters can close out a covered short sale by exercising the option to purchase additional securities or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under the option to purchase additional securities. The underwriters may also sell shares in excess of the option to purchase additional securities, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares of common stock in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, shares of common stock in the open market to stabilize the price of the shares of common stock. These activities may raise or maintain the market price of the shares of common stock above independent market levels or prevent or retard a decline in the market price of the shares of common stock. The underwriters are not required to engage in these activities and may end any of these activities at any time.

        In connection with this offering, the underwriters may engage in passive market making transactions in our common stock on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of common stock and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker's bid, such bid must then be lowered when specified purchase limits are exceeded.

        A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters participating in this offering and one or more of underwriters participating in this offering may distribute prospectuses electronically. The representative may agree to allocate a number of shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which the accompanying prospectus forms a part, has not been approved or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

        One of our directors, Mikel H. Williams, is a member of the board of directors and of the audit committee of B. Riley FBR, Inc. In addition, the underwriters and their respective affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have provided from time to time, and may provide in the future, investment and commercial banking and financial advisory services to us and our affiliates in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of ours. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

        This prospectus does not constitute an offer to sell to, or a solicitation of an offer to buy from, anyone in any country or jurisdiction (i) in which such an offer or solicitation is not authorized, (ii) in which any person making such offer or solicitation is not qualified to do so or (iii) in which any such offer or solicitation would otherwise be unlawful. No action has been taken that would, or is intended to, permit a public offer of the shares of common stock or possession or distribution of this prospectus or any other offering or publicity material relating to the shares of common stock in any country or jurisdiction (other than the United States) where any such action for that purpose is required. Accordingly, each underwriter has undertaken that it will not, directly or indirectly, offer or sell any shares of common stock or have in its possession, distribute or publish any prospectus, form of application, advertisement or other document or information in any country or jurisdiction except under circumstances that will, to the best of its knowledge and belief, result in compliance with any applicable laws and regulations and all offers and sales of shares of common stock by it will be made on the same terms.

European Economic Area

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State") an offer to the public of any shares of our common stock may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any shares of our common stock may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

  •
  to legal entities which are qualified investors as defined under the Prospectus Directive;

  •
  by the underwriters to fewer than 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives of the underwriters for any such offer; or

  •
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of our common stock shall result in a requirement for us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, (1) the expression an "offer of common stock to the public" in relation to any common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our common stock to be offered so as to enable an investor to decide to purchase or subscribe for the common stock, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, (2) the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive), and includes any relevant implementing measure in each Relevant Member State and (3) the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

United Kingdom

        In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are "qualified investors" (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, which we refer to as the Order, and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

        This prospectus has only been communicated or caused to have been communicated and will only be communicated or caused to be communicated as an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000 (the "FSMA")) as received in connection with the issue or sale of the common stock in circumstances in which Section 21(1) of the FSMA does not apply to us. All applicable provisions of the FSMA will be complied with in respect to anything done in relation to the common stock in, from or otherwise involving the United Kingdom.

Notice to Canadian Residents (Alberta, British Columbia, Manitoba, Ontario and Québec Only)

        This document constitutes an "exempt offering document" as defined in and for the purposes of applicable Canadian securities laws. No prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of the securities described herein (the "Securities"). No securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this document or on the merits of the Securities and any representation to the contrary is an offence.

        Canadian investors are advised that this document has been prepared in reliance on section 3A.3 of National Instrument 33-105 Underwriting Conflicts ("NI 33-105"). Pursuant to section 3A.3 of NI 33-105, this document is exempt from the requirement that the issuer and the underwriters in the offering provide Canadian investors with certain conflicts of interest disclosure pertaining to "connected issuer" and/or "related issuer" relationships as may otherwise be required pursuant to subsection 2.1(1) of NI 33-105.

Resale Restrictions

        The offer and sale of the Securities in Canada are being made on a private placement basis only and are exempt from the requirement that the issuer prepares and files a prospectus under applicable Canadian securities laws. Any resale of Securities acquired by a Canadian investor in this offering must be made in accordance with applicable Canadian securities laws, which may vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with Canadian prospectus requirements, a statutory exemption from the prospectus requirements, in a transaction exempt from the prospectus requirements or otherwise under a discretionary exemption from the prospectus requirements granted by the applicable local Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the Securities outside of Canada.

Representations of Purchasers

        Each Canadian investor who purchases the Securities will be deemed to have represented to the issuer, the underwriters and to each dealer from whom a purchase confirmation is received, as applicable, that the investor (i) is purchasing as principal, or is deemed to be purchasing as principal in accordance with applicable Canadian securities laws, for investment only and not with a view to resale or redistribution; (ii) is an "accredited investor" as such term is defined in section 1.1 of National Instrument 45-106 Prospectus Exemptions or, in Ontario, as such term is defined in section 73.3(1) of the Securities Act (Ontario); and (iii) is a "permitted client" as such term is defined in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

Taxation and Eligibility for Investment

        Any discussion of taxation and related matters contained in this document does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a Canadian investor when deciding to purchase the Securities and, in particular, does not address any Canadian tax considerations. No representation or warranty is hereby made as to the tax consequences to a resident, or deemed resident, of Canada of an investment in the Securities or with respect to the eligibility of the Securities for investment by such investor under relevant Canadian federal and provincial legislation and regulations.

Rights of Action for Damages or Rescission

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

Language of Documents

        Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the Securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu'il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d'achat ou tout avis) soient rédigés en anglais seulement.

LEGAL MATTERS

        Certain legal matters relating to the validity of the securities offered hereby will be passed upon for us by Loeb & Loeb LLP, Los Angeles, California. Manatt, Phelps & Phillips, LLP, Costa Mesa, California, is counsel for the underwriters in connection with this offering.

EXPERTS

        The financial statements incorporated in this Prospectus supplement by reference from the Company's Annual Report on Form 10-K and the effectiveness of the Company's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. The financial statements of Albeck Gerken, Inc. included in this prospectus supplement have been audited by Bland & Associates, P.C., an independent accounting firm, as stated in their report thereon. Such financial statements have been included in this prospectus supplement in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We are currently subject to the information requirements of the Exchange Act and in accordance therewith file periodic reports, proxy statements and other information with the Securities and Exchange Commission. Our SEC filings will also be available to you on the SEC's website at http://www.sec.gov.

        Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

        If you make a request for such information in writing or by telephone, we will provide you, without charge, a copy of any or all of the information incorporated by reference into this prospectus supplement. Any such request should be directed to:

Iteris, Inc.
1700 Carnegie Ave.
Santa Ana, 92705
(949) 270-9400
Attention: Secretary

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to incorporate by reference into this prospectus supplement certain information we file with it, which means we can disclose important information to you by referring you to documents we have filed with the SEC. The information we incorporate by reference into this prospectus supplement is legally deemed to be a part of this prospectus supplement, except for any information superseded by other information contained in, or incorporated by reference into, this prospectus supplement. Our file number for filings we make with the SEC under the Exchange Act is 001-35849.

        Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement is deemed to be modified or superseded to the extent that a statement contained in this prospectus supplement, or in any other document we subsequently file with the SEC, modifies or supersedes that statement. If any statement is modified or superseded, it does not constitute a part of this prospectus supplement and the accompanying prospectus, except as modified or superseded. Information that is "furnished to" the SEC shall not be deemed "filed with" the SEC and shall not be deemed incorporated by reference into this prospectus supplement or the accompanying prospectus is a part.

        This prospectus supplement incorporates by reference the following reports and statements filed by us with the SEC:

  •
  our Annual Report on Form 10-K for the fiscal year ended March 31, 2019, filed with the SEC on June 6, 2019; and

  •
  the description of our Common Stock , par value $0.10 per share, contained in the our Registration Statement on Form 8-A (File No. 001-08762) filed with the SEC on February 5, 2016, including any amendment or report filed for the purpose of updating such description.

        We are also incorporating by reference any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and the accompanying prospectus and prior to the termination of this offering, except for information furnished under Item 2.02 or Item 7.01 of our Current Reports on Form 8-K which is not deemed to be filed and not incorporated by reference herein.

INDEPENDENT AUDITORS' REPORT

To the Shareholders
Albeck Gerken, Inc
Tampa, Florida

Report on Financial Statements

        We have audited the accompanying financial statements of Albeck Gerken, Inc. (a Nebraska Corporation) which comprise the balance sheets as of December 31, 2018 and 2017, and the related statements of income, shareholders' equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

        Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

        Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

        An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant estimates made by management, as well as evaluating the overall presentation of the financial statements.

        We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Albeck Gerken, Inc. as of December 31, 2018 and 2017, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Report on Supplementary Information

        Our audits were conducted for the purpose of forming an opinion on the financial statements as a whole. The schedules of general and administrative expenses are presented for purposes of additional analysis and are not a required part of the financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the financial statements. The information has been subjected to the auditing procedures applied in the audits of the financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the financial statements or to the financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the information is fairly stated in all material respects in relation to the financial statements as a whole.

/s/ BLAND & ASSOCIATES, P. C.
Omaha, Nebraska
May 28, 2019

ALBECK GERKEN, INC.

BALANCE SHEETS

	December 31,
ASSETS	2018	2017
CURRENT ASSETS
Cash and Cash Equivalents	$882,431	$302,620
Investments	90,660	100,329
Accounts Receivable	890,286	1,452,586
Prepaid Expenses	120,036	146,048
Deposits	41,178	39,889
Work in Progress	8,651	13,334
Current Portion of Shareholder Notes Receivable	111,722	69,500

Total Current Assets	2,144,964	2,124,306
PROPERTY AND EQUIPMENT
Software	66,337	66,337
Leasehold Improvements	72,905	72,905
Vehicles	495,380	469,861
Furniture, Fixtures and Equipment	790,051	791,324

	1,424,673	1,400,427
Less Accumulated Depreciation	(975,049)	(827,664)

Total Property and Equipment	449,624	572,763
OTHER ASSETS
Shareholder Notes Receivable, Less Current Portion	471,668	278,000

	$3,066,256	$2,975,069

	December 31,
LIABILITIES AND SHAREHOLDERS' EQUITY	2018	2017
CURRENT LIABILITIES
Accounts Payable	$112,893	$107,822
Current Portion of Shareholder Note Payable	111,722	—
Accrued Expenses	335,604	274,885

Total Current Liabilities	560,219	382,707
LONG-TERM LIABILITIES
Shareholder Note Payable, Less Current Portion	471,668	—
Stock Appreciation Rights Payable	85,642	66,436

Total Long-Term Liabilities	557,310	66,436

Total Liabilities	1,117,529	449,143
COMMITMENTS AND CONTINGENCIES	—	—
SHAREHOLDERS' EQUITY
$1 Par Value, Authorized 10,000 Shares, Issued and Outstanding 3,788 and 3,125 Shares, Respectively	3,788	3,125
Additional Paid-In-Capital	1,406,667	524,375
Retained Earnings	538,732	1,998,426
Unrealized Holding Loss on Investments	(460)	—

Total Shareholders' Equity	1,948,727	2,525,926

	$3,066,256	$2,975,069

The accompanying notes to financial statements are an integral part of these statements

ALBECK GERKEN, INC.

STATEMENTS OF INCOME

	Years Ended December 31,
	2018	2017
REVENUES	$8,098,972	$7,572,441
COST OF REVENUES	3,067,345	3,136,602

Gross Profit	5,031,627	4,435,839
GENERAL AND ADMINISTRATIVE EXPENSES	3,161,821	2,740,020

Operating Income	1,869,806	1,695,819
OTHER INCOME
Dividend Income	2,072	329
Interest Income	2,903	1,930
Gain on Disposal of Property and Equipment	980	2,101

Total Other Income	5,955	4,360

NET INCOME	$1,875,761	$1,700,179

The accompanying notes to financial statements are an integral part of these statements

ALBECK GERKEN, INC.

STATEMENTS OF SHAREHOLDERS' EQUITY

	Common Stock	Additional Paid-In- Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss) Net Unrealized Holding Loss on Marketable Securities	Total Shareholders' Equity
BALANCES, January 1, 2017	$2,778	$249,722	$1,598,247	$—	$1,850,747
Issuance of Common Stock	347	—	—	—	347
Shareholder Distributions	—	—	(1,300,000)	—	(1,300,000)
Shareholder Contributions	—	274,653	—	—	274,653
Net Income	—	—	1,700,179	—	1,700,179

BALANCES, December 31, 2017	3,125	524,375	1,998,426	—	2,525,926
Issuance of Common Stock	663	—	—	—	663
Shareholder Distributions	—	—	(3,335,455)	—	(3,335,455)
Shareholder Contributions	—	882,292	—	—	882,292
Net Income	—	—	1,875,761	—	1,875,761
Changes in Comprehensive Income	—	—	—	(460)	(460)

BALANCES, December 31, 2018	$3,788	$1,406,667	$538,732	$(460)	$1,948,727

The accompanying notes to financial statements are an integral part of these statements

ALBECK GERKEN, INC.

STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$1,875,761	$1,700,179
Adjustments to Reconcile Net Income to Net Cash Provided By Operating Activities:
Depreciation	158,049	176,104
Gain on Disposal of Property and Equipment	(980)	(2,101)
Increase in Stock Appreciation Rights Payable	19,206	1,191
Decrease (Increase) in Current Assets:
Accounts Receivable	562,300	(540,548)
Prepaid Expenses	26,012	(146,048)
Deposits	(1,289)	(10,986)
Work in Progress	4,683	112,241
Increase (Decrease) in Current Liabilities:
Accounts Payable	5,071	(89,890)
Accrued Expenses	60,719	39,175

Net Cash Provided By Operating Activities	2,709,532	1,239,317
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of Investments	(87,172)	(100,329)
Proceeds from Sale of Investments	96,381	—
Purchase of Property and Equipment	(33,930)	(276,721)

Net Cash Used In Investing Activities	(24,721)	(377,050)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Additional Paid-In-Capital	122,974	—
Proceeds from Shareholder Notes Receivable	347,500	74,500
Loan Payments to Shareholder	(122,975)	—
Distributions to Shareholders	(2,452,499)	(1,300,000)

Net Cash Used In Financing Activities	(2,105,000)	(1,225,500)

Net Increase (Decrease) in Cash and Cash Equivalents	579,811	(363,233)
CASH AND CASH EQUIVALENTS—BEGINNING OF YEAR	302,620	665,853

CASH AND CASH EQUIVALENTS—END OF YEAR	$882,431	$302,620

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES
Shareholder Note Receivable Issued for Common Stock	$583,390	$275,000

Shareholder Note Payable Issued for Common Stock	$882,956	$—

Settlement of Shareholder Note Payable for Common Stock	$176,591	$—

The accompanying notes to financial statements are an integral part of these statements

ALBECK GERKEN, INC.

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2018 and 2017

NOTE A—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        This summary of significant accounting policies of Albeck Gerken, Inc. (the Company) is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management who is responsible for the integrity and objectivity of the financial statements. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Nature of Business and Operating Cycle

        The Company, a Nebraska S-Corporation, is a professional transportation engineering firm specializing in Arterial Transportation System Management, Operations (TSM&O), and Maintenance. This includes Traffic Operations Engineering, Advanced Transportation Management System (ATMS) operation and Transportation Analysis. The Company's financial statements are presented on the accrual basis of accounting.

Revenue Recognition

        The Company recognizes revenue when earned and expenses when incurred.

Use of Estimates

        Management uses estimates and assumptions in preparing these financial statements in accordance with accounting principles generally accepted in the United States of America. Those estimates affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from those estimates used.

Cash and Cash Equivalents

        The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

Investments

        The Company has classified its investments as available for sale. These investments are reported at fair value, with unrealized gains and losses excluded from earnings and reported net of income taxes as a component of shareholders' equity. Fair value is the price that would be received to sell an investment in an orderly transaction between market participants at the measurement date. Realized gains and losses from the sale of investments are computed using the specific identification cost method.

Accounts Receivable

        Accounts receivable are carried at the original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a periodic basis. Management determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer's financial condition, credit history, and current economic conditions. Accounts receivable are written off when deemed uncollectible. Recoveries of accounts receivable previously

ALBECK GERKEN, INC.

NOTES TO FINANCIAL STATEMENTS (Continued)

Years Ended December 31, 2018 and 2017

NOTE A—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

written off are recorded when received. The Company considers all accounts receivable to be fully collectible, thus no allowance for doubtful accounts is necessary.

Property and Equipment

        Property and equipment purchased with an original cost of $2,500 or more and an expected life of more than one year are recorded at historical cost. Additions, renewals, and betterments are capitalized, whereas expenditures for maintenance and repairs are expensed as incurred. The cost and related accumulated depreciation of assets retired or sold is removed from the appropriate asset and contra-asset accounts, with the resulting gain or loss recognized.

        Depreciation is provided in amounts sufficient to relate the cost of the depreciable assets to operations over their estimated service lives on straight-line and accelerated methods. The estimated useful lives by type of assets are as follows:

Years
Software	3
Leasehold Improvements	40
Vehicles	5
Furniture, Fixtures and Equipment	3 - 7

Stock Appreciation Rights

        The Company has granted stock appreciation rights to key employees. The stock appreciation rights vest over a 6 year period and are redeemable for cash value. The stock appreciation rights are not shares of stock of the Company and do not have voting rights. The cash value of the stock appreciation rights granted depends upon the future performance and growth of the Company.

Income Taxes

        The Company, with the consent of its shareholders, has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code, which provide that in lieu of corporation income taxes, the shareholders report the Company's taxable income on their individual tax returns. As a result of this election, no income taxes have been recognized in these financial statements. The Company may make distributions to the shareholders to cover the income taxes on their individual income tax returns.

        The Company has concluded there are no significant uncertain tax positions requiring disclosure and there are no material amounts of unrecognized tax benefits.

Compensated Absences

        Employees of the Company are entitled to paid time off. This paid time off is granted in varying amounts based on length of service. The compensated absences liability balances were $63,576 and $49,584 at December 31, 2018 and 2017, respectively, and are included in accrued expenses.

ALBECK GERKEN, INC.

NOTES TO FINANCIAL STATEMENTS (Continued)

Years Ended December 31, 2018 and 2017

NOTE A—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Advertising

        The Company expenses advertising costs as they are incurred. Advertising expense was $61,963 and $30,113 for the years ended December 31, 2018 and 2017, respectively.

Subsequent Events

        Management has evaluated subsequent events through May 28, 2019, which is the date the financial statements were available to be issued.

NOTE B—CONCENTRATION OF CREDIT RISK

        The Company has three types of financial instruments subject to credit risk. The Company maintains cash balances in a financial institution in which the balances sometimes exceed federally insured limits. The Company's investments and receivables also subject the Company to credit risk.

NOTE C—INVESTMENTS

        The Company's investments at December 31, 2018 consisted of the following:

	Cost	Gross Unrealized Gain	Gross Unrealized Loss	Fair Value
Mutual Funds	$91,120	$—	$(460)	$90,660

        The Company's investments at December 31, 2017 consisted of the following:

	Cost	Gross Unrealized Gain	Gross Unrealized Loss	Fair Value
Mutual Funds	$100,329	$—	$—	$100,329

        The following schedule summarizes the investment return and its classification in the statements of income for the years ended December 31,:

	2018	2017
Dividend Income	$2,072	$329

        Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 820, Fair Value Measurements, establishes a framework for measuring fair value. That framework provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements). The three levels of the fair value hierarchy are described below.

  •
  Level 1—Inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets that the Company has the ability to access.

ALBECK GERKEN, INC.

NOTES TO FINANCIAL STATEMENTS (Continued)

Years Ended December 31, 2018 and 2017

NOTE C—INVESTMENTS (Continued)

  •
  Level 2—Inputs to the valuation methodology include:

  •
  Quoted prices for similar assets or liabilities in active markets;

  •
  Quoted prices for identical or similar assets or liabilities in inactive markets;

  •
  Inputs other than quoted prices that are observable for the asset or liability;

  •
  Inputs that are derived principally from or corroborated by observable market data by correlation or other means.

    If the asset or liability has a specified (contractual) term, the Level 2 input must be observable for substantially the full term of the asset or liability.

  •
  Level 3—Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

        The asset's or liability's fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.

        Following is a description of the valuation methodologies used for assets measured at fair value. There have been no changes in the methodologies used at December 31, 2018.

        Mutual funds:    Valued at the closing price reported on the active market on which the individual securities are traded.

        The methods described above may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. Furthermore, while the Company believes its valuation methods are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different fair value measurement at the reporting date.

        The following table sets forth by level, within the fair value hierarchy, the Company's assets at fair value as of December 31, 2018.

	Level 1	Level 2	Level 3	Total
Mutual Funds	$90,660	$—	$—	$90,660

        The following table sets forth by level, within the fair value hierarchy, the Company's assets at fair value as of December 31, 2017.

	Level 1	Level 2	Level 3	Total
Mutual Funds	$100,329	$—	$—	$100,329

ALBECK GERKEN, INC.

NOTES TO FINANCIAL STATEMENTS (Continued)

Years Ended December 31, 2018 and 2017

NOTE D—SHAREHOLDER NOTES RECEIVABLE

        The Company received a note receivable from a shareholder during 2012 and 2017 in exchange for common stock in the amount of $250,000 and $275,000, respectively. The notes are payable in annual installments of $24,500 and $45,000, respectively, plus the interest on the outstanding balances at a rate of 1%. The balance as of December 31, 2018 and 2017 was $0 and $347,500, respectively. These notes have been paid in full.

        The Company entered into notes receivable with the shareholders in exchange for common stock in 2018. The notes are due in July of 2023 and have a balance of $583,390 as of December 31, 2018. The notes are payable in annual installments ranging from $15,326 to $47,602 and accrue interest at a rate of 2.17%.

        The aggregate maturities of the shareholder notes receivable for the years ending after December 31, 2018 are as follows:

Years Ending December 31,	Amount
2019	$111,722
2020	114,147
2021	116,624
2022	119,154
2023	121,743

$583,390

NOTE E—BANK REVOLVING LINE OF CREDIT

        The Company has a $500,000 revolving line of credit financing arrangement with a financial institution with interest payable monthly at the national prime rate minus 0.5% (5.5% at December 31, 2018). The revolving line of credit matures in June 2019 and is collateralized by substantially all business assets and is guaranteed by a shareholder. The balance was $0 at December 31, 2018 and 2017.

NOTE F—SHAREHOLDER NOTE PAYABLE

        Long-term debt consists of the following at December 31, 2018:

Note payable to a shareholder, payable in annual installments of $124,382 including interest at a fixed rate of 2.17%, due July 2023.	$583,390

Total Long-Term Debt	583,390
Less Current Portion of Long-Term Debt	(111,723)

$471,667

ALBECK GERKEN, INC.

NOTES TO FINANCIAL STATEMENTS (Continued)

Years Ended December 31, 2018 and 2017

NOTE F—SHAREHOLDER NOTE PAYABLE (Continued)

        The aggregate maturities of the shareholder note payable for the years ending after December 31, 2018 are as follows:

Years Ending December 31,	Amount
2019	$111,723
2020	114,147
2021	116,624
2022	119,155
2023	121,741

$583,390

NOTE G—STOCK APPRECIATION RIGHTS

        As of December 31, 2018 and 2017, the Company has a total of 4,050 and 8,100 of stock appreciation rights to key employees, respectively, using a weighted base value share price of $29.30 and $27.98 per unit, respectively, subject to the below vesting schedule. As of December 31, 2018 and 2017, the stock appreciation rights have a net value of $85,642 and $66,436, respectively. Share-based liabilities paid out were $96,381 and $0 for the years ended December 31, 2018 and 2017, respectively.

Vesting

        If employment terminates within two years after acquiring the units of stock appreciation rights, the employee is 0% vested in such units and there shall be no amount paid.

        If employment terminates more than two years but less than four years after acquiring the units of stock appreciation rights, the employee is 40% vested in such units and the amount to be paid shall be reduced by 60%.

        If employment terminates more than four years but less than six years after acquiring the units of stock appreciation rights, the employee is 75% vested in such units and the amount to be paid shall be reduced by 25%.

        An employee is considered fully vested after six years of acquiring the units.

        A summary of the activity under the liability incentive plan and changes during the years ended December 31, is presented as follows:

	2018	2017
Units Outstanding at January 1,	8,100	7,950
Units Granted	250	650
Units Forfeited	(4,300)	(500)

Units Outstanding at December 31,	4,050	8,100
Units Vested at December 31,	2,208	2,500
Value per Plan Unit at December 31,	$21.15	$8.20

ALBECK GERKEN, INC.

NOTES TO FINANCIAL STATEMENTS (Continued)

Years Ended December 31, 2018 and 2017

NOTE G—STOCK APPRECIATION RIGHTS (Continued)

        As required by the FASB ASC 718, Stock Compensation, the Company is required to determine the fair value of the options and recognize compensation expense recorded over the vesting period if the fair value of the options is in excess of the exercise price. The compensation expense was $115,587 and $1,191 for the years ended December 31, 2018 and 2017, respectively.

NOTE H—RETIREMENT PLAN

        The Company sponsors a 401(k) profit sharing plan which covers substantially all employees upon meeting certain eligibility requirements. The Company's contribution is based on matching 100% of the first 5% of salary deferral elected by each eligible employee. Additional contributions may be made at the discretion of the Company. Contributions to the plan were $146,285 and $126,130 for the years ended December 31, 2018 and 2017, respectively.

NOTE I—OPERATING LEASES

        The Company leases office spaces under several operating leases through November 2024. The monthly payments for the leases vary. Rent expense for these facilities was $236,631 and $143,774 for the years ended December 31, 2018 and 2017, respectively.

        Future minimum payments on leases with initial or remaining terms of one year or more consisted of the following at December 31, 2018:

Years Ending December 31,	Amount
2019	$197,651
2020	177,146
2021	199,501
2022	205,486
2023	211,651
Thereafter	197,021

$1,188,456

NOTE J—RELATED PARTY TRANSACTIONS

        The Company leases a residential property from a related party, Gerken Albeck Company, LLC, a single member limited liability company owned by a shareholder of the Company. Rent paid to Gerken Albeck Company, LLC was $3,000 and $12,000 for the years ended December 31, 2018 and 2017, respectively. This lease arrangement was terminated in March 2018.

ALBECK GERKEN, INC.

NOTES TO FINANCIAL STATEMENTS (Continued)

Years Ended December 31, 2018 and 2017

NOTE K—ECONOMIC DEPENDENCY

        The following are the Company's major vendors that exceed 10% of purchases and/or exceed 10% of accounts payable at December 31,:

	Percentage of Purchases		Percentage of Accounts Payable
	2018	2017	2018	2017
Vendor A	—%	10%	—%	39%

        The following are the Company's major customers that exceed 10% of revenues and/or exceed 10% of accounts receivable at December 31,:

	Percentage of Revenues		Percentage of Accounts Receivable
	2018	2017	2018	2017
Customer A	28%	27%	14%	9%
Customer B	—%	14%	—%	13%
Customer C	—%	11%	—%	10%

NOTE L—INCOME TAXES

        The Tax Cuts and Jobs Act of 2017 was signed in law on December 22, 2017. The law includes significant changes to the U.S. corporate income tax system, including a Federal corporate rate reduction from 35% to 21%, limitations on the deductibility of interest expenses and executive compensation, and the transition of U.S. international taxation from a worldwide tax system to a territorial tax system. The Company does not expect the legislation to have a financial impact on the Company because, as a S-Corporation, it is not subject to federal income tax and the tax effect of its activities accrues to the shareholders.

        Management has not taken any positions nor foresees any changes within the next 12 months for which it would be reasonably possible that the total amounts of unrecognized tax benefits will materially increase or decrease. Tax years that remain subject to examination by major tax jurisdictions are fiscal years 2015, 2016, 2017, and 2018.

PROSPECTUS

$75,000,000

Common Stock

Preferred Stock
Equity Warrants
Units

        We may from time to time offer to sell any combination of preferred stock, common stock, equity warrants and units described in this prospectus in one or more offerings. The aggregate initial offering price of all securities sold under this prospectus will not exceed $75,000,000.

        This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

        We will sell these securities directly to our stockholders or to purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.

        Our common stock is traded on the Nasdaq Capital Market under the symbol "ITI." On August 30, 2017, the closing price of our common stock on the Nasdaq Capital Market was $6.13.

        Investing in our securities involves risks. See "Risk Factors" on page 1.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 21, 2017

 ABOUT THIS PROSPECTUS

        This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a "shelf" registration process. Under this shelf registration process, we may offer to sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $75,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should read both this prospectus and any prospectus supplement, including all documents incorporated herein or therein by reference, together with additional information described under "Where You Can Find More Information" and "Information Incorporated by Reference." We may only use this prospectus to sell the securities if it is accompanied by a prospectus supplement.

        We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

i

 ABOUT ITERIS

        Iteris, Inc. (referred to collectively with its subsidiary as "Iteris," the "Company," "we," "our" and "us") is a provider of applied informatics for both the traffic management and global agribusiness markets. We are focused on the development and application of advanced technologies and software-based information systems that make roads safer and travel more efficient, as well as farmlands more sustainable, healthy and productive.

        By combining our unique intellectual property, products, decades of experience in traffic management, weather forecasting solutions and information technologies, we offer a broad range of Intelligent Transportation Systems ("ITS") solutions to customers throughout the U.S. and internationally. We believe our products, services and solutions, in conjunction with sound traffic and land management, minimize the environmental impact of the roads we travel and the lands we farm. In the agribusiness markets, we have combined our unique intellectual property with enhanced soil, land surface and agronomy modeling techniques to create a set of ClearAg® solutions that provide analytical support to large enterprises in the agriculture market, such as seed and crop protection companies, as well as field-specific advisories and individual producers. We continue to make significant investments to leverage our existing technologies and further expand our software-based information systems to offer digital analytics solutions in the agriculture markets.

        We currently operate in three reportable segments: Roadway Sensors, Transportation Systems and Agriculture and Weather Analytics (formerly known as our Performance Analytics segment). The Roadway Sensors segment provides various vehicle detection and information systems and products for traffic intersection control, incident detection and roadway traffic data collection applications, such as our Vantage®, VersiCam™, SmartCycle®, SmartSpan®, PedTrax™, Pegasus™, P-series and Velocity® products. The Transportation Systems segment includes transportation engineering and consulting services, the iPeMS® management system, our specialized transportation performance measurement and traffic analytics solutions, as well as the development of transportation management and traveler information systems for the ITS industry. The Agriculture and Weather Analytics segment includes ClearPath Weather®, our road maintenance applications, and ClearAg®, our digital agriculture solutions.

        Iteris was incorporated in Delaware in 1987. Our principal executive offices are located at 1700 Carnegie Avenue, Santa Ana, California 92705, and our telephone number at that location is (949) 270-9400. Our Internet website address is www.iteris.com. The inclusion of our website address in this prospectus does not include or incorporate by reference into this prospectus any information on, or accessible through, our website.

RISK FACTORS

        You should carefully consider the specific risks set forth under "Risk Factors" in the applicable prospectus supplement, under "Risk Factors" under Item 1A of Part I of our most recent annual report on Form 10-K, and under "Risk Factors" under Item 1A of Part II of our subsequent quarterly reports on Form 10-Q, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, each of which is incorporated by reference in this prospectus, before making an investment decision. For more information, see "Information Incorporated by Reference."

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        Any statements in this prospectus and the information incorporated herein by reference about our expectations, beliefs, plans, objectives, assumptions or future events or performance that are not historical facts are forward-looking statements. You can identify these forward-looking statements by the use of words or phrases such as "expect(s)," "feel(s)," "believe(s)," "intend(s)," "plans," "should," "will," "may," "anticipate(s)," "estimate(s)," "could," "should," and similar expressions or variations of these words are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding our anticipated growth, sales, revenue, expenses, profitability, capital needs, backlog, manufacturing capabilities, the market acceptance of our products, competition, the impact of any current or future litigation, the impact of recent accounting pronouncements, the applications for and acceptance of our products and services, and the status of our facilities and product development. These statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause our actual results to differ materially from those projected. You should not place undue reliance on these forward-looking statements that speak only as of the date hereof. We encourage you to carefully review and consider the various disclosures made by us which describe certain factors which could affect our business, including in "Risk Factors" and other risks detailed in the documents incorporated by reference in this prospectus, before deciding to invest in our company or to maintain or increase your investment. We undertake no obligation to revise or update publicly any forward-looking statement for any reason, including to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

        Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, which may include, but is not limited to, working capital, capital expenditures, research and development and licensing and acquisition of new products and companies. We will set forth in the particular prospectus supplement our intended use for the net proceeds we receive from the sale of our securities under such prospectus supplement. Pending the uses described above, we plan to invest the net proceeds of this offering in short- and medium-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

PLAN OF DISTRIBUTION

        We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities separately or together:

  •
  through one or more underwriters or dealers in a public offering and sale by them;

  •
  through agents; and/or

  •
  directly to one or more purchasers.

        We may distribute the securities from time to time in one or more transactions:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to such prevailing market prices; or

  •
  at negotiated prices.

        We may solicit directly offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We may sell the securities being offered by this prospectus by any method permitted by law, including sales deemed to be an "at the market" offering as defined in Rule 415(a)(4) of the Securities Act of 1933, as amended, or the Securities Act, including without limitation sales made directly on the Nasdaq Capital Market, on any other existing trading market for our securities or to or through a market maker. We will name in a prospectus supplement any agent involved in the offer or sale of our securities.

        If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

        If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

        We will provide in the applicable prospectus supplement any compensation we will pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof. In the event that an offering made pursuant to this prospectus is subject to FINRA Rule 5121, the prospectus supplement will comply with the prominent disclosure provisions of that rule.

        The securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

        We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

        We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with any derivative transaction, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment to the registration statement of which this prospectus is a part. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

        The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

DESCRIPTION OF COMMON STOCK

        The following summary of the terms of our common stock does not purport to be complete and is subject to and qualified in its entirety by reference to our Restated Certificate of Incorporation, or certificate of incorporation, and Restated Bylaws, or bylaws, copies of which are on file with the SEC as exhibits to registration statements previously filed by us. See "Where You Can Find More Information."

General

        Our authorized capital stock consists of 70,000,000 shares of common stock, $0.10 par value per share, and 2,000,000 shares of preferred stock, $1.00 par value per share. As of August 1, 2017, we had 32,566,210 shares of common stock outstanding, and an aggregate of 3,744,000 shares of common stock reserved for issuance upon exercise of outstanding stock options granted under our 2007 Omnibus Incentive Plan and 2016 Omnibus Incentive Plan, and an aggregate of 2,391,238 shares of common stock reserved for issuance pursuant to future grants under our 2016 Omnibus Incentive Plan.

        The following summary of the rights of our common stock is not complete and is qualified in its entirety by reference to our Restated Certificate of Incorporation and Restated Bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part.

Voting Rights

        Holders of our Common Stock are entitled to one vote for each share held of record on all matters to be voted on by the stockholders. With respect to the election of directors, subject to certain conditions, holders of the Common Stock may cumulate their votes.

Dividends and Liquidation

        Subject to limitations under applicable law and preferences that may apply to any outstanding shares of Preferred Stock, holders of the Common Stock are entitled to receive dividends when, as and if declared by the Board out of funds legally available therefor. In the event of the Company's liquidation, dissolution or winding up, the holders of Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for any Preferred Stock having preference over the Common Stock. Holders of shares of Common Stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the Common Stock.

Rights and Preferences

        The common stock has no preemptive, conversion or other rights to subscribe for additional securities. There are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Fully Paid and Nonassessable

        All outstanding shares of our common stock are, and all shares of common stock to be outstanding upon completion of the offering will be, validly issued, fully paid and nonassessable.

Stockholder Rights Plan

        In August 2009, our Board of Directors adopted a stockholder rights plan, and declared a dividend distribution of one Preferred Stock purchase right (each a "Right") for each outstanding share of common stock. The description and terms of the Rights are set forth in a Rights Agreement dated August 20, 2009 between the Company and Computershare Trust Company, N.A., as rights agent, as amended by Amendment No. 1 to Rights Agreement dated August 8, 2012 (the "Amendment"). The description of the Rights is set forth in the Registration Statement on Form 8-A filed with the SEC on August 21, 2009 and the description of the Amendment is set forth in the Quarterly Report on Form 10-Q filed with the SEC on August 10, 2012, which descriptions are incorporated herein by reference.

Certificate of Incorporation and Bylaw Provisions

        See "Certain Provisions of Delaware Law and of the Company's Certificate of Incorporation and Bylaws" for a description of provisions of our certificate of incorporation and bylaws which may have the effect of delaying changes in our control or management.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Computershare Trust Company Inc.

DESCRIPTION OF PREFERRED STOCK

        We currently have authorized 2,000,000 shares of preferred stock, $1.00 par value per share, of which 100,000 shares have been designated Series A Junior Participating Preferred Stock. As of the date of this prospectus, we did not have any shares of preferred stock outstanding.

General

        Prior to issuance of shares of each series of our undesignated preferred stock, our board of directors is required by the Delaware General Corporate Law, or DGCL, and our Restated Certificate of Incorporation, or certificate of incorporation, to adopt resolutions and file a Certificate of Designations with the Secretary of State of the State of Delaware, fixing for each such series the designations, powers, preferences, rights, qualifications, limitations and restrictions of the shares of such series. Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of discouraging a takeover or other transaction which holders of some, or a majority, of such shares might believe to be in their best interests or in which holders of some, or a majority, of such shares might receive a premium for their shares over the then-market price of such shares.

        Subject to limitations prescribed by the DGCL, our certificate of incorporation and our Restated Bylaws, or bylaws, our board of directors is authorized to fix the number of shares constituting each series of preferred stock and the designations, powers, preferences, rights, qualifications, limitations and restrictions of the shares of such series, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of the board of directors. Each series of preferred stock that we offer under this prospectus will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

        The applicable prospectus supplement(s) will describe the following terms of the series of preferred stock in respect of which this prospectus is being delivered:

  •
  the title and stated value of the preferred stock;

  •
  the number of shares of the preferred stock offered, the liquidation preference per share and the purchase price of the preferred stock;

  •
  the dividend rate(s), period(s) and/or payment date(s) or the method(s) of calculation for dividends;

  •
  whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

  •
  the procedures for any auction and remarketing, if any, for the preferred stock;

  •
  the provisions for a sinking fund, if any, for the preferred stock;

  •
  the provisions for redemption, if applicable, of the preferred stock;

  •
  any listing of the preferred stock on any securities exchange or market;

  •
  the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock or another series of our preferred stock, including the conversion price (or its manner of calculation) and conversion period;

  •
  the terms and conditions, if applicable, upon which preferred stock will be exchangeable into our debt securities, including the exchange price, or its manner of calculation, and exchange period;

  •
  voting rights, if any, of the preferred stock;

  •
  a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;

  •
  whether interests in the preferred stock will be represented by depositary shares;

  •
  the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

  •
  any limitations on issuance of any series of preferred stock ranking senior to or on a parity with the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

  •
  any other specific terms, preferences, rights, limitations or restrictions on the preferred stock.

Rank

        Unless otherwise specified in the prospectus supplement, with respect to dividend rights and rights upon liquidation, dissolution or winding up of Iteris, the preferred stock will rank:

  •
  senior to all classes or series of our common stock, and to all equity securities issued by us the terms of which specifically provide that such equity securities rank junior to the preferred stock with respect to dividend rights or rights upon the liquidation, dissolution or winding up of us;

  •
  on a parity with all equity securities issued by us that do not rank senior or junior to the preferred stock with respect to dividend rights or rights upon the liquidation, dissolution or winding up of us; and

  •
  junior to all equity securities issued by us the terms of which do not specifically provide that such equity securities rank on a parity with or junior to the preferred stock with respect to dividend rights or rights upon the liquidation, dissolution or winding up of us (including any entity with which we may be merged or consolidated or to which all or substantially all of our assets may be transferred or which transfers all or substantially all of our assets).

        As used for these purposes, the term "equity securities" does not include convertible debt securities.

Transfer Agent and Registrar

        The transfer agent and registrar for any series or class of preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF EQUITY WARRANTS

        We may issue equity warrants to purchase common stock or preferred stock. The warrants may be issued independently or together with any securities and may be attached to or separate from the securities. The warrants are to be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as shall be set forth in the prospectus supplement relating to warrants being offered pursuant to such prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.

Equity Warrants

        The applicable prospectus supplement will describe the following terms of equity warrants offered:

  •
  the title of the equity warrants;

  •
  the securities (i.e., common stock or preferred stock) for which the equity warrants are exercisable;

  •
  the price or prices at which the equity warrants will be issued;

  •
  if applicable, the designation and terms of the common stock or preferred stock with which the equity warrants are issued, and the number of equity warrants issued with each share of common stock or preferred stock;

  •
  if applicable, the date on and after which the equity warrants and the related common stock or preferred stock will be separately transferable;

  •
  if applicable, a discussion of any material Federal income tax considerations; and

  •
  any other terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of equity warrants.

        Prior to exercise of the equity warrants, holders of equity warrants will not be entitled, by virtue of being such holders, to vote, consent, receive dividends, receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as our stockholders.

        The exercise price payable and the number of shares of common stock or preferred stock purchasable upon the exercise of each equity warrant will be subject to adjustment in certain events, including the issuance of a stock dividend to holders of common stock or preferred stock or a stock split, reverse stock split, combination, subdivision or reclassification of common stock or preferred stock. In lieu of adjusting the number of shares of common stock or preferred stock purchasable upon exercise of each equity warrant, we may elect to adjust the number of equity warrants. No adjustments in the number of shares purchasable upon exercise of the equity warrants will be required until cumulative adjustments require an adjustment of at least 1% thereof. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of equity warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, in case of any consolidation, merger, or sale or conveyance of our property in its entirety or substantially in its entirety, the holder of each outstanding equity warrant shall have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock or preferred stock into which the equity warrant was exercisable immediately prior to such transaction.

Exercise of Warrants

        Each warrant will entitle the holder to purchase for cash such principal amount of securities or shares of stock at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered thereby. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

        The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF UNITS

        The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. We may issue units consisting of two or more other constituent securities. These units may be issuable as, and for a specified period of time may be transferable only as a single security, rather than as the separate constituent securities comprising such units. While the features we have summarized below will generally apply to any units we may offer under this prospectus, we will describe the particular terms of any units that we may offer in more detail in the applicable prospectus supplement. The specific terms of any units may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those units, as well as for other reasons. Because the terms of any units we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.

        We urge you to read the applicable prospectus supplement related to the specific units being offered, as well as the complete instruments that contain the terms of the securities that comprise those units. Certain of those instruments, or forms of those instruments, have been or will be filed as exhibits to the registration statement of which this prospectus is a part, and supplements to those instruments or forms may be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

        If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

  •
  the title of the series of units;

  •
  identification and description of the separate constituent securities comprising the units;

  •
  the price or prices at which the units will be issued;

  •
  the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

  •
  a discussion of certain United States federal income tax considerations applicable to the units; and

  •
  any other terms of the units and their constituent securities.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

        Unless we indicate differently in a prospectus supplement, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

        DTC has advised us that it is:

  •
  a limited-purpose trust company organized under the New York Banking Law;

  •
  a "banking organization" within the meaning of the New York Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

  •
  a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

        DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. "Direct participants" in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

        Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC's records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants' records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

        To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC's records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

        So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

        Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

        Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

        Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

        So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment.

        Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit direct participants' accounts upon DTC's receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name." Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

        Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

        The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

        DTC may discontinue providing its services as securities depository with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depository is not obtained, securities certificates are required to be printed and delivered.

        As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

  •
  DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC's ceasing to be so registered, as the case may be;

  •
  we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

  •
  an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

        We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC's book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.

CERTAIN PROVISIONS OF DELAWARE LAW AND OF THE
COMPANY'S CERTIFICATE OF INCORPORATION AND BYLAWS

Delaware Takeover Statute

        We are subject to Section 203 of the DGCL. This statute regulating corporate takeovers prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for three years following the date that the stockholder became an interested stockholder, unless:

  •
  prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

  •
  the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

  •
  on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

        Section 203 defines a business combination to include:

  •
  any merger or consolidation involving the corporation and the interested stockholder;

  •
  any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

  •
  subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; or

  •
  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

        In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Certificate of Incorporation and Bylaw Provisions

        Provisions of our certificate of incorporation and bylaws may have the effect of making it more difficult for a third party to acquire, or discourage a third party from attempting to acquire, control of our company by means of a tender offer, a proxy contest or otherwise. These provisions may also make the removal of incumbent officers and directors more difficult. These provisions are intended to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of Iteris to first negotiate with us. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock. These provisions may make it more difficult for stockholders to take specific corporate actions and could have the effect of delaying or preventing a change in our control. In particular, our certificate of incorporation and bylaws provide for the following:

        Special Meetings of Stockholders.    Special meetings of our stockholders may be called only by the chairman of the board of directors, our president, a majority of the members of the board of directors, or by one or more stockholders holding shares in the aggregate entitled to cast not less than 10% of the votes at the special meeting.

        Advance Notice Requirement.    Stockholder proposals to be brought before an annual meeting of our stockholders must comply with advance notice procedures. These advance notice procedures require timely notice and apply in several situations, including stockholder proposals and nominations of persons for election to the board of directors. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year.

        Amendment of Bylaws and Certificate of Incorporation.    The approval of not less than 66 2/3% of the outstanding shares of our capital stock entitled to vote is required to amend provisions of our bylaws discussed above under "Advance Notice Requirement". This provisions could make it more difficult to circumvent the anti-takeover provisions of our certificate of incorporation and our bylaws.

        Issuance of Undesignated Preferred Stock.    Our board of directors is authorized to issue, without further action by the stockholders, up to 2,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by the board of directors. We currently have 100,000 shares of preferred stock designated as Series A Junior Participating Preferred

Stock. As of the date of this prospectus, we did not have any shares of preferred stock outstanding. The existence of authorized but unissued shares of preferred stock enables our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.

Limitation of Liability and Indemnification of Officers and Directors

        As permitted by Section 102 of the DGCL, we have adopted provisions in our certificate of incorporation and bylaws that limit or eliminate the personal liability of our directors for a breach of their fiduciary duty of care as a director. The duty of care generally requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director will not be personally liable to us or our stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:

  •
  any breach of the director's duty of loyalty to us or our stockholders;

  •
  any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

  •
  pursuant to Section 174 of the General Corporation Law of the State of Delaware; or

  •
  any transaction from which the director derived an improper personal benefit.

        These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. Our certificate of incorporation also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law.

        As permitted by Section 145 of the DGCL, our bylaws provide that:

  •
  we may indemnify our directors, officers, and employees to the fullest extent permitted by the DGCL, subject to limited exceptions;

  •
  we may advance expenses to our directors, officers and employees in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to limited exceptions; and

  •
  the rights provided in our bylaws are not exclusive.

        We have entered, and intend to continue to enter, into separate indemnification agreements with each of our directors and officers which may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements may require us, among other things, to indemnify our officers and directors against liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct. These indemnification agreements also may require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified. At present, we are not aware of any pending or threatened litigation or proceeding involving a director, officer, employee or agent in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding that might result in a claim for such indemnification. We have also purchased a policy of directors' and officers' liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances.

LEGAL MATTERS

        Loeb & Loeb LLP, Los Angeles, California, will issue an opinion about certain legal matters with respect to the securities.

 EXPERTS

        The consolidated financial statements as of March 31, 2017 and 2016, and for the years ended March 31, 2017 and 2016 incorporated by reference in this Prospectus, and the effectiveness of Iteris Inc. and subsidiary's internal control over financial reporting for the year ended March 31, 2017 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated by reference herein. Such consolidated financial statements have been incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        RSM US LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended March 31, 2015, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement.

LIMITATION ON LIABILITY AND DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

        Our certificate of incorporation and bylaws provide that we will indemnify our directors and officers, and may indemnify our employees and other agents, to the fullest extent permitted by the DGCL. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act, of which this prospectus forms a part. The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.

        We file reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information from the Public Reference Room of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

        We also maintain a website at www.Iteris.com through which you can access our filings with the SEC. The information contained in, or accessible through, our website is not a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with it which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future information filed (rather than furnished) with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the

Exchange Act between the date of this prospectus and the termination of the offering and also between the date of the initial registration statement and prior to effectiveness of the registration statement, provided, however, that we are not incorporating any information furnished under any of Item 2.02 or Item 7.01 of any current report on Form 8-K:

  (a)
  Our Annual Report on Form 10-K for the fiscal year ended March 31, 2017, filed with the Commission on June 13, 2017, as amended by our Form 10-K/A (Amendment No. 2) filed on August 1, 2017;

  (b)
  Our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2017, filed with the Commission on August 8, 2017;

  (c)
  The description of our Series A Junior Participating Preferred Stock Purchase Rights contained in the Registration Statement on Form 8-A (File No. 000-10605) filed on August 21, 2009, including any amendments or reports filed for the purpose of updating the description; and

  (d)
  The description of our common stock, par value $0.10 per share, contained in the Registrant's Registration Statement on Form 8-A (File No. 001-08762) filed with the Commission on February 5, 2016, including any amendment or report filed for the purpose of updating such description.

        These documents may also be accessed on our website at www.Iteris.com. Except as otherwise specifically incorporated by reference in this prospectus, information contained in, or accessible through, our website is not a part of this prospectus.

        We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents by writing or telephoning us at the following address:

Iteris, Inc.
1700 Carnegie Avenue, Suite 100
Santa Ana, CA 92705
Attention: Corporate Secretary
(949) 270-9400

            Shares

Common Stock

PROSPECTUS SUPPLEMENT

Sole Bookrunning Manager

B. RILEY FBR

Lead Manager

Northland Capital Markets

Co-Managers

Craig-Hallum Capital Group	Dougherty & Company LLC

June     , 2019